Exhibit 10.7

CREDIT AGREEMENT
dated as of September 21, 2007
among
HARRIS INTERACTIVE INC.,
as Borrower
THE LENDERS PARTY HERETO
and
JPMORGAN CHASE BANK,
NATIONAL ASSOCIATION,
as Administrative Agent

J.P. MORGAN SECURITIES INC.,
as Sole Bookrunner and Sole Lead Arranger
MANUFACTURERS AND TRADERS TRUST COMPANY,
as Syndication Agent

i

TABLE OF CONTENTS
(continued)

ii

TABLE OF CONTENTS
(continued)

iii

SCHEDULES:
Schedule 2.1 — Commitments
Schedule 3.11 — Subsidiaries
Schedule 6.1 — Existing Indebtedness
Schedule 6.2 — Existing Liens
EXHIBITS:
Exhibit A — Form of Assignment and Assumption
Exhibit B — Form of Opinion of Borrower’s Counsel
Exhibit C-1 — Form of Revolving Credit Note
Exhibit C-2 — Form of Term A Note
Exhibit C-3 — Form of Multiple Advance Term Loan Note
Exhibit D — Form of Borrowing Request
Exhibit E — Form of Compliance Certificate
Exhibit F — Form of Master Guaranty
Exhibit G — Form of Master Securities Pledge Agreement

     CREDIT AGREEMENT dated as of September 21, 2007, among HARRIS INTERACTIVE INC., the LENDERS party hereto, and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent.
     The parties hereto agree as follows:
ARTICLE I.
DEFINITIONS
          SECTION 1.1. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
     “ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
     “Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.
     “Administrative Agent” means JPMorgan Chase Bank, in its capacity as administrative agent for the Lenders hereunder.
     “Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
     “Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
     “Alternate Base Rate” means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.
     “Applicable Percentage” means (a) in respect of the Term A Facility, with respect to any Term A Lender at any time, the percentage of the Term A Facility represented by (i) on or prior to the Effective Date, such Term A Lender’s Term A Commitment at such time and (ii) thereafter, the principal amount of such Term A Lender’s Term A Loans at such time, (b) in respect of the Multiple Advance Term Loan Facility, with respect to any Multiple Advance Term Lender at any time, the percentage of the Multiple Advance Term Lender Facility represented by the sum of (i) at any time during the Availability Period in respect of such Facility, such Multiple Advance Term Lender’s Multiple Advance Term Loan Commitment at such time and (ii) the principal amount of such Multiple Advance Term Lender’s Multiple Advance Term Loans at such time and (c) in respect of the Revolving Credit Facility, with respect to any Revolving Credit Lender at any time, the percentage of the Revolving Credit Facility represented by such Revolving Credit Lender’s Revolving Credit Commitment at such time. If the commitment of each Lender to make Loans and the obligation of the Issuing Bank to issue, extend or renew Letters of Credit have been terminated pursuant to Article VII, or if the Commitments have expired, then the Applicable Percentage of each Lender in respect of the applicable Facility shall be determined based on the Applicable Percentage of such Lender in respect of such Facility most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender in respect of each Facility is set forth opposite the name of such Lender on Schedule 2.1 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
     “Applicable Rate” means, for any day, with respect to any Eurodollar Loan, or with respect to the Letter of Credit fees and commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “Eurodollar Applicable Rate”, “Letter of Credit Applicable Rate” or “Commitment Fee Rate”, as the case may be, (a) from the Effective Date to the date on which the Administrative Agent receives a Compliance Certificate pursuant to Section 5.1(c) for the Measurement Period ending December 31, 2007, Pricing Level 2 shall apply and (b) thereafter, as determined by reference to the Consolidated Total Leverage Ratio of the Borrower as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 5.1(c):

		Eurodollar
	Consolidated Total	Applicable	Letter of Credit	Commitment Fee
Pricing Level	Leverage Ratio	Rate	Applicable Rate	Rate
1	Greater than or equal to 2.0	1.00%	1.00%	0.175%
2	Greater than or equal to 1.5 but less than 2.0	0.875%	0.875%	0.15%
3	Greater than or equal to 1.0 but less than 1.5	0.75%	0.75%	0.125%
4	Less than 1.0	0.625%	0.625%	0.10%
     Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Total Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 5.1(c); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 1 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered through and including the tenth Business Day after delivery of such Compliance Certificate, unless the delivery of such Compliance Certificate is waived or the date for delivery thereof extended in writing by the Administrative Agent and the Required Lenders in their sole discretion. In the event either the Borrower or the Administrative Agent determines, in good faith, that the calculation of the Consolidated Total Leverage Ratio on which the Applicable Rate for any particular period was determined is inaccurate and, as a consequence thereof, the Applicable Rate originally calculated was lower than it would have been if the Consolidated Leverage Ratio had been correctly calculated, (i) the Borrower shall immediately deliver to the Administrative Agent a corrected Compliance Certificate for such period (and if such Compliance Certificate is not accurately restated and delivered within five Business Days after the first discovery of such inaccuracy, then Pricing Level 1 shall apply retroactively for such period notwithstanding any subsequent restatement thereof after such five Business Day period), (ii) the Administrative Agent shall determine and notify the Borrower of the amount of interest that would have been due in respect of any outstanding Obligations during such period had the Applicable Rate been calculated based on the corrected Consolidated Total Leverage Ratio (or the Pricing Level 1 Applicable Rate if such corrected Compliance Certificate was not delivered within the required time period) and (iii) the Borrower shall promptly pay to the Administrative Agent the difference between that amount and the amount actually paid in respect of such period. The foregoing shall in no way limit the rights of the Administrative Agent or the Lenders to exercise their rights to impose interest at the default rate as set forth in Section 2.12 or any other remedies provided in the Loan Documents.
          “Approved Auditor” means PriceWaterhouse Coopers LLP or any other independent public accountants of recognized national standing and reasonably acceptable to the Administrative Agent.
     “Approved Fund” has the meaning assigned to such term in Section 9.4.
     “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.4), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.
     “Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.
     “Board” means the Board of Governors of the Federal Reserve System of the United States of America.
     “Borrower” means Harris Interactive Inc., a Delaware corporation.
     “Borrower Materials” has the meaning set forth in Section 5.1.
     “Borrowing” means a Revolving Credit Borrowing, a Term A Loan Borrowing or a Multiple Advance Term Loan Borrowing.
     “Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.3.
     “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.
     “Capital Expenditures” means, with respect to any Person for any period, any expenditure in respect of the purchase or other Permitted Acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations).
     “Capitalized Leases” means all leases or other arrangement conveying the right to use real or personal property, or a combination thereof, that have been or should be, in accordance with GAAP, recorded as capital leases.
     “Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any Capitalized Lease.
     “Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of Equity Interests representing more than 25% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated; or (c) the acquisition of direct or indirect Control of the Borrower by any Person or group.
     “Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.
     “Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Term A Loans or Multiple Advance Term Loans.
     “Code” means the Internal Revenue Code of 1986, as amended from time to time.
     “Collateral Documents” means, collectively, the Pledge Agreement and each other agreement, instrument or document that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Lenders and the Administrative Agent.
     “Commitment” means a Revolving Credit Commitment, a Term A Commitment or a Multiple Advance Term Loan Commitment, as the context may require.
     “Consolidated Adjusted EBITDA” means, at any date of determination, an amount equal to Consolidated Net Income of the Borrower and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges, (ii) the provision for Federal, state, local and foreign income taxes payable, (iii) depreciation and amortization expense, (iv) non-cash equity compensation expense accounted for under SFAS No. 123(R), and (v) other non-recurring expenses reducing such Consolidated Net Income which do not represent a cash item in such period or any future period (in each case of or by the Borrower and its Subsidiaries for such Measurement Period) and minus (b) the following to the extent included in calculating such Consolidated Net Income: (i) Federal, state, local and foreign income tax credits and (ii) all non-cash items increasing Consolidated Net Income (in each case of or by the Borrower and its Subsidiaries for such Measurement Period).
     “Consolidated Funded Indebtedness” means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness (not including Earn-Out Obligations), (c) all obligations arising under letters of credit (including standby and commercial letters of credit and LC Exposure), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and Earn-Out Obligations),

(e) all Capitalized Lease Obligations, (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the Borrower or any Subsidiary, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Borrower or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Borrower or such Subsidiary.
     “Consolidated Interest Charges” means, for any Measurement Period, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, (b) all interest paid or payable with respect to discontinued operations and (c) the portion of rent expense under Capitalized Leases that is treated as interest in accordance with GAAP, in each case, of or by the Borrower and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period.
     “Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Adjusted EBITDA to (b) Consolidated Interest Charges, in each case, of the Borrower and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period.
     “Consolidated Net Income” means, at any date of determination, the net income (or loss) of the Borrower and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period; provided that Consolidated Net Income shall exclude (a) extraordinary gains and extraordinary losses for such Measurement Period, (b) the net income of any Subsidiary during such Measurement Period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such income is not permitted by operation of the terms of its Organization Documents or any agreement, instrument or law applicable to such Subsidiary during such Measurement Period, except that the Borrower’s equity in any net loss of any such Subsidiary for such Measurement Period shall be included in determining Consolidated Net Income, and (c) any income (or loss) for such Period of any Person if such Person is not a Subsidiary, except that the Borrower’s equity in the net income of any such Person for such Measurement Period shall be included in Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such Period to the Borrower or a Subsidiary as a dividend or other distribution (and in the case of a dividend or other distribution to a Subsidiary, such Subsidiary is not precluded from further distributing such amount to the Borrower as described in clause (b) of this proviso).
     “Consolidated Total Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of the last day of the most recently ended Measurement Period for which a Compliance Certificate is being or has been delivered to (b) Consolidated Adjusted EBITDA of Borrower and its Subsidiaries on a consolidated basis for such Measurement Period.
     “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

     “Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
     “Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
     “dollars” or “$” refers to lawful money of the United States of America.
     “Domestic Subsidiary” shall mean each Subsidiary of a Loan Party that is organized under the applicable laws of the United States, any state, territory, protectorate or commonwealth thereof, or the District of Columbia.
     “Earn-Out Obligations” means obligations incurred by the Borrower or its Subsidiaries to make contingent payments of purchase price in connection with Permitted Acquisitions based solely upon future performance of the acquired business exceeding expected benchmarks as set forth in the definitive purchase agreement, such calculations of such future performance to be made in good faith by a Responsible Officer of the Borrower.
     “Effective Date” means the date on which the conditions specified in Section 4.1 are satisfied (or waived in accordance with Section 9.2).
     “Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.
     “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
     “Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
     “ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

     “ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.
     “Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.
     “Event of Default” has the meaning assigned to such term in Section 7.1.
     “Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.18(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure to comply with Section 2.16(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.16(a).
     “Existing Credit Agreement” means the Credit Agreement dated July 19, 2006 (as amended) between the Borrower and JP Morgan Chase Bank, N.A.
     “Existing Letters of Credit” means, collectively, the letters of credit issued under the Existing Credit Agreement (i) made in favor of 5 Independence SPE, LLC with reference number TTTS-285117, in an original face amount of $88,600.00 and issued on September 28, 2006, (ii) made in favor of Merritt 7 Venture L.L.C. with reference number TTTS-285118, in an original face amount of $57,126.00 and issued on September 28, 2006 and (iii) made in favor of Scotiabank with reference number TTTS-399880, in an original face amount of $50,000.
     “Facility” means, collectively, the Revolving Credit Facility, the Term A Facility and the Multiple Advance Term Loan Facility.

     “Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.
     “Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.
     “Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
     “Foreign Subsidiary” shall mean each Subsidiary of a Loan Party that is not a Domestic Subsidiary.
     “GAAP” means generally accepted accounting principles in the United States of America.
     “Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
     “Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.
     “Guarantor” means any Subsidiary that has signed a Guaranty Agreement in favor of the Administrative Agent and the Lenders.
     “Guaranty Agreement” means, collectively, the Master Guaranty made by each Guarantor and substantially in the form of Exhibit F and any other guaranty agreement in form, scope and substance satisfactory to the Administrative Agent entered into by any Guarantor and delivered pursuant to Section 4.1 or Section 5.9.
     “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
     “Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capitalized Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
     “Indemnified Taxes” means Taxes other than Excluded Taxes.
     “Index Debt” means senior, unsecured, long-term indebtedness for borrowed money of the Borrower that is not guaranteed by any other Person or subject to any other credit enhancement.
     “Information Memorandum” means the Confidential Information Memorandum dated August 7, 2007 relating to the Borrower and the Transactions.
     “Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.7.
     “Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.
     “Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect, provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Credit Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
     “Issuing Bank” means JPMorgan Chase Bank, National Association in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.5(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.
     “LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.
     “LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.
     “Lenders” means, collectively, the Revolving Credit Lenders, the Term A Lenders and the Multiple Advance Term Lenders.
     “Letter of Credit” means any letter of credit issued pursuant to this Agreement and includes all Existing Letters of Credit.
     “LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.
     “Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
     “Loan Documents” means this Agreement, each of the Notes, each Guaranty Agreement, each Collateral Document and each other similar document executed in connection with the Transactions hereunder.
     “Loan Party” means, collectively, (i) the Borrower, (ii) each Guarantor, (iii) each Domestic Subsidiary for which all the outstanding Equity Interests of such Domestic Subsidiary have been pledged to the Administrative Agent pursuant to the Pledge Agreement and (iv) each first-tier Foreign Subsidiary for which 66% of the issued and outstanding Equity Interests of such Foreign Subsidiary have been pledged to the Administrative Agent pursuant to the Pledge Agreement.
     “Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement in the form of a Revolving Loan, a Term A Loan or a Multiple Advance Term Loan.
     “Material Adverse Effect” means a material adverse effect on (a) the business, assets, property, operations, prospects or condition (financial or otherwise) of the Borrower and the Subsidiaries taken as a whole, (b) the ability of the Borrower to perform any of its obligations under this Agreement or any other Loan Documents, (c) the legality, validity, binding effect or enforceability against the Borrower of any Loan Document to which it is a party, or (d) the rights of or benefits available to the Lenders under this Agreement.
     “Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $1,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.
     “Maturity Date” means September 21, 2012.
     “Measurement Period” means, at any date of determination, the period of four consecutive fiscal quarters of the Borrower ending on such date, or if such date is not a fiscal quarter end date, the period of four consecutive fiscal quarters most recently ended (in each case treated as a single accounting period).
     “Moody’s” means Moody’s Investors Service, Inc.
     “Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
     “Multiple Advance Term Lender” means (a) at any time on or prior to the Effective Date, any Lender that has a Multiple Advance Term Loan Commitment at such time and (b) at any time after the Effective Date, any Lender that has a Multiple Advance Term Loan Commitment during the Availability Period and/or that holds any Multiple Advance Term Loans at such time.
     “Multiple Advance Term Loan” means one or more advances made by any Multiple Advance Term Lender under the Multiple Advance Term Loan Facility.
     “Multiple Advance Term Loan Borrowing” means a single borrowing consisting of simultaneous Multiple Advance Term Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Multiple Advance Term Lenders pursuant to Section 2.1(c).
     “Multiple Advance Term Loan Commitment” means, as to each Multiple Advance Term Lender, its obligation to make one or more Multiple Advance Term Loans to the Borrower pursuant to Section 2.1(c) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Multiple Advance Term Lender’s name on Schedule 2.1 under the caption “Multiple Advance Term Loan Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Multiple Advance Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
     “Multiple Advance Term Loan Facility” means, at any time, (a) at any time during the Availability Period in respect of such Facility, the sum of (i) the aggregate amount of the Multiple Advance Term Loan Commitments at such time and (ii) the aggregate principal amount of the Multiple Advance Term Loans of all Multiple Advance Term Lenders outstanding at such time and (b) thereafter, the aggregate principal amount of the Multiple Advance Term Loans of all Multiple Advance Term Lenders outstanding at such time.
     “Multiple Advance Term Loan Note” means a promissory note made by the Borrower in favor of a Multiple Advance Term Lender evidencing Multiple Advance Term Loans made by such Multiple Advance Term Lender, substantially in the form of Exhibit C-3.
     “Notes” means, collectively, the Revolving Credit Notes, the Term A Notes and the Multiple Advance Term Loan Notes.
     “Obligations” means (a) all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under this Agreement or any other Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding and (b) all obligations under any Swap Contract between the Borrower and any Lender or any Affiliate of any Lender to the extent permitted under Section 6.5.
     “Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
     “Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.
     “Outstanding Amount” means (a) with respect to Term A Loans, Multiple Advance Term Loans and Revolving Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term A Loans, Multiple Advance Term Loans and Revolving Loans, as the case may be, occurring on such date; and (b) with respect to any LC Exposure on any date, the amount of such LC Exposure on such date after giving effect to any issuance, amendment, extension or renewal Letter of Credit occurring on such date and any other changes in the aggregate amount of the LC Exposure as of such date, including as a result of any reimbursements by the Borrower of any outstanding LC Exposure.

     “Participant” has the meaning set forth in Section 9.4.
     “PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
     “Permitted Acquisitions” means an investment in, a purchase of stock in, or a purchase of all or a substantial part of the assets or properties of a Person, any exchange of securities with any Person, any transaction, merger or consolidation of any Person, or any acquisition of any line of business of any Person which satisfies each of the following conditions:
     (a) The acquisition is of a business permitted to be conducted by the Borrower pursuant to Section 6.3(b) hereof; and
     (b) Prior to and after giving effect to the acquisition, no Default or Event of Default will exist; and
     (c) At least five (5) Business Days prior to the consummation of the acquisition, the Borrower shall have delivered to the Administrative Agent (a) projections satisfactory to the Administrative Agent that demonstrate on a Pro Forma Basis that the Borrower shall be in compliance with the financial covenants set forth in Section 6.9 for the Measurement Period most recently completed prior to such Permitted Acquisition and for the remainder of the term of this Agreement; and (b) a Financial Officer of the Borrower shall have delivered a certificate to the Administrative Agent, together with supporting documentation, which is reasonably satisfactory to the Administrative Agent reflecting compliance with the foregoing; and
     (d) Such acquisition shall have been approved by a majority of the Board of Directors (or the equivalent governing body) of the Person which is the subject of such acquisition and such Person shall not have announced that it will oppose such acquisition or shall not have commenced any action which alleges that such acquisition will violate applicable law; and
     (e) At least five (5) Business Days prior to the consummation of the acquisition, the Administrative Agent shall have received the term sheet or letter of intent for the proposed transaction and the then current draft copies (if any) of the definitive agreement and schedules for the acquisition, together with any other material documents or agreements in connection therewith;
     (f) Prior to the consummation of the acquisition, the Administrative Agent shall have received copies, certified by a Responsible Officer of the Borrower to be true, correct and complete, of the definitive documentation for the acquisition, together with any amendments, side letters, other documents and instruments executed and delivered in connection therewith; and
     (g) At least three (3) Business Days prior to the consummation of the acquisition, the Borrower shall have delivered to the Administrative Agent a certificate signed by a Responsible Officer of the Borrower, together with supporting documentation, evidencing that the Consolidated Total Leverage Ratio of the Borrower, calculated on a Pro Forma Basis, shall be less than or equal to 2.50 to 1.00.

     “Permitted Encumbrances” means:
     (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.4;
     (b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.4;
     (c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;
     (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;
     (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Section 7.1; and
     (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;
provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.
     “Permitted Investments” means, collectively, (a) investments consisting of Permitted Acquisitions, and (b) the investments of the type identified in the table below under the caption “Investment Type”, provided that, such investment (i) maintains, at all times, a minimum Moody’s and S&P rating identified in the table below opposite such investment type under the caption “Minimum Moody’s and/or S&P Rating”, (ii) matures within the time period identified in the table below opposite such investment type under the caption “Maximum Maturity” from the date of acquisition thereof, provided, that the Maximum Maturity of “Auction Rate Securities” and “Floating Rate Securities” shall be based on the next auction or reset date identified in such securities, (iii) comprises, as of the date on which a Person commits to acquire such investment, no more than the percentages identified in the table below opposite such investment type under the caption “Maximum Percentage of Outstanding Investments” (assuming the numerator used to determine compliance with such limitations equals the aggregate principal amount of such investment to be acquired, and the denominator used to determinate compliance equals the aggregate principal amount of all outstanding investments then held by the Borrower and its Subsidiaries (including the aggregate principal amount of the investment to be acquired), in each case, as of the date on which a Person commits to acquire such investment), (iv) with respect to any single issuer, comprises, as of the date on which a Person commits to acquire such investment, no more than the percentage of the relevant investment type identified in the table below opposite such investment under the caption “Maximum Percentage of Outstanding Investment with a Single Investor” (assuming the numerator used to determine compliance with such limitations equals the aggregate principal amount of such investment to be acquired, and the denominator used to determine compliance equals the aggregate principal amount of all outstanding investments then held by the Borrower and its Subsidiaries and issued or offered by the same issuer as the investment to be acquired (including the aggregate principal amount of the investment to be acquired), in each case, as of the date on which a Person commits to acquire such investment), (v) for any investment type constituting “United States Treasury”, “Agency Obligations” and “Repurchase Obligations”, such investments shall be limited to direct obligations of, or obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), and fully collateralized repurchase agreements for such securities entered into with a Qualifying Institution (as defined below), and (vi) for any investment type constituting “Certificates of Deposit”, “Time Deposits”, “Banker’s Acceptances” and “Bank Notes”, such investment shall be issued or offered by a Qualified Institution.

				Maximum
			Maximum	Percentage of
			Percentage of	Outstanding
	Minimum Moody’s	Maximum	Outstanding	Investment with a
Investment Type	and/or S&P Rating	Maturity	Investments	Single Issuer
United States Treasury, Agency Obligations and Repurchase Obligations	Aaa/AAA	2 years	100%	Not Applicable
Commercial Paper	A1/P1	270 days	100%	20%
Certificates of Deposit, Time Deposits, Banker’s Acceptances, Bank Notes	A1/P1	1 year	100%	20%
Auction Rate Securities	A/A	2 years	100%	20%
Corporate Bonds	A/A	2 years	50%	10%
Corporate Bonds	BBB/BBB	2 years	10%	5%
Taxable Municipal Bonds	A/A	2 years	50%	20%
Floating Rate Securities	A/A	2 years	50%	20%
Money Market Funds	Aaa/AAA	Not Applicable	100%	Not Applicable

          As used herein, “Qualified Institution” shall mean, the domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000.
     “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
     “Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
     “Pledge Agreement” means, collectively, the Master Securities Pledge Agreement made by each Loan Party and substantially in the form of Exhibit G and any other securities pledge agreement in form, scope and substance satisfactory to the Administrative Agent entered into by any Loan Party and delivered pursuant to Section 4.1 or Section 5.9.
     “Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank as its prime rate in effect at its office located at 270 Park Avenue, New York, New York; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.
     “Pro Forma Basis” means, with respect to any Permitted Acquisition, the calculation of Consolidated Total Leverage Ratio and Consolidated Interest Expense for the Measurement Period most recently completed prior to such Permitted Acquisition, as if such Permitted Acquisition had occurred immediately prior to the first day of such Measurement Period. For purposes of making this pro forma calculation of Consolidated Total Leverage Ratio and Consolidated Interest Expense, adjustments described in clauses (a), (b) and (c) below (all such adjustments to be reasonably acceptable to the Administrative Agent) shall be included:
     (a) all Indebtedness (whether under this Agreement or otherwise), other liabilities and any other balance sheet adjustments incurred, made or assumed in connection with a Permitted Acquisition shall be deemed to have been incurred, made or assumed as of the first day of the relevant Measurement Period, and all Indebtedness of the Person acquired or to be acquired in such Permitted Acquisition or which is attributable to the business, business division or Person acquired or to be acquired which was or will have been repaid in connection with the consummation of the Permitted Acquisition shall be deemed to have been repaid as of the first day of the relevant Measurement Period; and
     (b) other reasonable specified cost savings, expenses and other income statement or operating statement adjustments which are attributable to the change in ownership resulting from such acquisition as may be approved by the Administrative Agent, in its sole discretion, in writing shall be deemed to have been realized on the first day of the Measurement Period most recently ended; and

     (c) for purposes of calculating Consolidated Adjusted EBITDA for the relevant Measurement Period, the financial results of the business, business division or Person, as applicable, to be acquired shall be calculated and included as of the first day of the relevant Measurement Period and by reference to the audited (if available) or management certified (if audited results are not available) historical financial results of such business, business division or Person, as applicable, to be so acquired.
     “Projections” has the meaning set forth in Section 5.1(g).
     “Public Lender” has the meaning set forth in Section 5.1.
     “Quarterly Payment Date” means the last day of each fiscal quarter of the Borrower, or if any such day is not a Business Day, the next succeeding Business Day.
     “Register” has the meaning set forth in Section 9.4.
     “Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
     “Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in LC Exposure being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments and Multiple Advance Term Loan Commitments (if any).
     “Required Revolving Credit Lenders” means, at any time, Revolving Credit Lenders having Revolving Credit Exposures and unused Revolving Credit Commitments representing more than 50% of the sum of the Total Revolving Credit Exposures and unused Revolving Credit Commitments at such time.
     “Responsible Officer” means the chief executive officer, president or a Financial Officer of the Borrower or any other person authorized by the Board of Directors of the Borrower to sign Loan Documents on its behalf. Any document delivered hereunder that is signed by a Responsible Officer of the Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of the Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Borrower.
     “Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or any option, warrant or other right to acquire any such Equity Interests in the Borrower.
     “Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.1(a).
     “Revolving Credit Commitment” means, with respect to each Revolving Credit Lender, the commitment of such Revolving Credit Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Revolving Credit Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.8 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.4. The initial amount of each Revolving Credit Lender’s Commitment is set forth on Schedule 2.1, or in the Assignment and Assumption pursuant to which such Revolving Credit Lender shall have assumed its Revolving Credit Commitment, as applicable.
     “Revolving Credit Exposure” means, with respect to any Revolving Credit Lender at any time, the sum of the outstanding principal amount of such Revolving Credit Lender’s Revolving Loans and its LC Exposure at such time.
     “Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time.
     “Revolving Credit Increase Effective Date” has the meaning set forth in Section 2.4.
     “Revolving Credit Lenders” means the Persons listed on Schedule 2.1 and any other Person that shall have become a revolving credit lender hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.
     “Revolving Credit Note” means a promissory note made by the Borrower in favor of a Revolving Credit Lender evidencing Revolving Loans made by such Revolving Credit Lender, substantially in the form of Exhibit C-1.
     “Revolving Loan” means a Loan made pursuant to Section 2.1(a).
     “S&P” means Standard & Poor’s.
     “Securities” shall have the meaning ascribed to such term in the Pledge Agreement.
     “Securities Collateral” shall have the meaning ascribed to such term in the Pledge Agreement.
     “Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject, with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
     “subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
     “Subsidiary” means any subsidiary of the Borrower.
     “Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.
     “Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.
     “Term A Borrowing” means a borrowing consisting of simultaneous Term A Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Term A Lenders pursuant to Section 2.1(b).
     “Term A Commitment” means, as to each Term A Lender, its obligation to make Term A Loans to the Borrower pursuant to Section 2.1(b) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Term A Lender’s name on Schedule 2.1 under the caption “Term A Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Term A Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
     “Term A Facility” means, at any time, (a) prior to the Effective Date, the aggregate amount of the Term A Commitments at such time and (b) thereafter, the aggregate principal amount of the Term A Loans of all Term A Lenders outstanding at such time.
     “Term A Lender” means (a) at any time on or prior to the Effective Date, any Lender that has a Term A Commitment at such time and (b) thereafter, any Lender that holds Term A Loans at such time.
     “Term A Loan” means an advance made by any Term A Lender under the Term A Facility.
     “Term A Note” means a promissory note made by the Borrower in favor of a Term A Lender evidencing Term A Loans made by such Term A Lender, substantially in the form of Exhibit C-2.
     “Total Outstandings” means the aggregate Outstanding Amount of all Loans and all LC Exposure.
     “Transactions” means the execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.
     “Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

     “UCC” shall mean the Uniform Commercial Code as in effect in the State of New York, provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Securities Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
     “Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
          SECTION 1.2. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing”).
          SECTION 1.3. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
          SECTION 1.4. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

ARTICLE II.
THE CREDITS
          SECTION 2.1. Loans.
     (a) Revolving Loans: Subject to the terms and conditions set forth herein, each Revolving Credit Lender agrees to make Revolving Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Revolving Credit Lender’s Revolving Credit Exposure exceeding such Revolving Credit Lender’s Revolving Credit Commitment or (ii) the sum of the total Revolving Credit Exposures exceeding the total Revolving Credit Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.
     (b) Term A Loan. Subject to the terms and conditions set forth herein, each Term A Lender severally agrees to make a single term loan to the Borrower on the Effective Date in an amount not to exceed such Term A Lender’s Term A Commitment. The Borrowing shall consist of Term A Loans made simultaneously by the Term A Lenders in accordance with their respective Term A Commitments. Amounts borrowed under this Section 2.1(b) and repaid or prepaid may not be reborrowed.
     (c) Multiple Advance Term Loan. Subject to terms and conditions set forth herein, each Lender having a Multiple Advance Term Loan Commitment severally agrees to make one or more Multiple Advance Term Loans to the Borrower at any time during the Availability Period, which Multiple Advance Term Loans (i) shall not exceed, for any such Multiple Advance Term Lender, the Multiple Advance Term Loan Commitment of such Multiple Advance Term Lender, (ii) shall not exceed, in the aggregate, the total Multiple Advance Term Loan Commitments, and (iii) may be repaid or prepaid in accordance with the provisions hereof, but once repaid or prepaid may not be reborrowed.
          SECTION 2.2. Loans and Borrowings. (a) Each Loan shall be made as part of a Borrowing consisting of Revolving Loans, Term A Loans or Multiple Advance Term Loans, as applicable, made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
     (a) Subject to Section 2.13, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.
     (b) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $200,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $200,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total applicable Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.5(e). Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 8 Eurodollar Borrowings outstanding.
     (c) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.
          SECTION 2.3. Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.5(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request and in the form of Exhibit D or in a form approved by the Administrative Agent and, in each case signed by a Responsible Officer of the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.2:
     (i) whether such Borrowing shall be comprised of Revolving Loans, Term A Loans1 or Multiple Advance Term Loans;
     (ii) the aggregate amount of the requested Borrowing;
     (iii) the date of such Borrowing, which shall be a Business Day;
     (iv) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;
     (v) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and
     (vi) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.6.

[1]	Applicable only for Borrowings made on the Effective Date.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
          SECTION 2.4. Increase in Revolving Credit Facility.
     (a) Request for Increase. Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Revolving Credit Lenders), the Borrower may from time to time, request an increase in the Revolving Credit Facility by an amount (for all such requests) not exceeding $25,000,000; provided that (i) any such request for an increase shall be in a minimum amount of $5,000,000, and (ii) the Borrower may make a maximum of three such requests. At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Revolving Credit Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Revolving Credit Lenders).
     (b) Lender Elections to Increase. Each Revolving Credit Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Revolving Credit Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase. Any Revolving Credit Lender not responding within such time period shall be deemed to have declined to increase its Revolving Credit Commitment.
     (c) Notification by Administrative Agent; Additional Revolving Credit Lenders. The Administrative Agent shall notify the Borrower and each Revolving Credit Lender of the Revolving Credit Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase, and subject to the approval of the Administrative Agent and the Issuing Bank (which approvals shall not be unreasonably withheld), the Borrower may also invite additional financial institutions acceptable to the Administrative Agent in its reasonable discretion to become Revolving Credit Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent.
     (d) Effective Date and Allocations. If the Revolving Credit Facility is increased in accordance with this Section, the Administrative Agent and the Borrower shall determine the effective date (the “Revolving Credit Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the Borrower and the Revolving Credit Lenders of the final allocation of such increase and the Revolving Credit Increase Effective Date.
     (e) Conditions to Effectiveness of Increase. As a condition precedent to such increase, the Borrower shall deliver to the Administrative Agent a certificate of the Borrower dated as of the Revolving Credit Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of the Borrower (i) certifying and attaching the resolutions adopted by the Borrower approving or consenting to such increase, and (ii) certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article III and the other Loan Documents are true and correct on and as of the Revolving Credit Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.4, the representations and warranties contained in Section 3.4 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 5.1, and (B) no Default exists. The Borrower shall prepay any Revolving Loans outstanding on the Revolving Credit Increase Effective Date (and pay any additional amounts required pursuant to Section 2.15) to the extent necessary to keep the outstanding Revolving Loans ratable with any revised Applicable Percentage of Revolving Credit Commitments arising from any nonratable increase in the Revolving Credit Commitments under this Section.
     (f) Conflicting Provisions. This Section shall supersede any provisions in Section 2.17 or Section 9.2 to the contrary.
          SECTION 2.5. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.
     (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice signed by a Responsible Officer of the Borrower requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC

Exposure shall not exceed $10,000,000 and (ii) the sum of the total Revolving Credit Exposures shall not exceed the total Revolving Credit Commitments.
     (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date.
     (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Revolving Credit Lenders, the Issuing Bank hereby grants to each Revolving Credit Lender, and each Revolving Credit Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Revolving Credit Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Revolving Credit Lender’s Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
     (e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that ,if such LC Disbursement is not less than $ 50,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.3 that such payment be financed with an ABR Revolving Borrowing in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Credit Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Revolving Credit Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Credit Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.6 with respect to Revolving Loans made by such Revolving Credit Lender (and Section 2.6 shall apply, mutatis mutandis, to the payment obligations of the Revolving Credit Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Credit Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Credit Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Revolving Credit Lenders and the Issuing Bank as their interests may appear. Any payment made by a Revolving Credit Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.
     (f) Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
     (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.
     (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.12(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Credit Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.
     (i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.11(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.
     (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the

Administrative Agent or the Required Revolving Credit Lenders (or, if the maturity of the Revolving Loans has been accelerated, Revolving Credit Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Credit Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or clause (i) of Section 7.1. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Revolving Loans has been accelerated (but subject to the consent of Revolving Credit Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.
     SECTION 2.6. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.5(e) shall be remitted by the Administrative Agent to the Issuing Bank.
     (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the

Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.
     SECTION 2.7. Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.
     (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.3 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by a Responsible Officer of the Borrower.
     (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.2:
     (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
     (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
     (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and
     (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
     (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
     (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.
     SECTION 2.8. Termination and Reduction of Commitments. (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.
     (b) The Borrower may at any time terminate, or from time to time reduce, the Revolving Credit Commitments or the Multiple Advance Term Loan Commitments; provided that (i) each reduction of the Revolving Credit Commitments or the Multiple Advance Term Loan Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Credit Commitments or the Multiple Advance Term Loan Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans or the Multiple Advance Term Loans, as applicable, in accordance with Section 2.10, the sum of the Revolving Credit Exposures would exceed the total Revolving Credit Commitments or the Outstanding Amount of the Multiple Advance Term Loans would exceed the total Multiple Advance Term Loan Commitments, as applicable.
     (c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Revolving Credit Commitments or the Multiple Advance Term Loan Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable and signed by a Responsible Officer of the Borrower; provided that a notice of termination of all Revolving Credit Commitments and all Multiple Advance Term Loan Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Revolving Credit Commitments and the Multiple Advance Term Loan Commitments shall be permanent. Each reduction of the

Revolving Credit Commitments and the Multiple Advance Term Loan Commitments shall be made ratably among the applicable Lenders in accordance with their respective Revolving Credit Commitments and Multiple Advance Term Loan Commitments, as applicable.
     SECTION 2.9. Evidence of Debt.
     (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
     (b) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
     (c) The entries made in the accounts maintained pursuant to paragraph (a) or paragraph (b) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.
     (d) Any Lender may request that the applicable Loans made by it be evidenced by a Note, as appropriate. In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns). Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 9.4) be represented by one or more Notes in such form payable to the order of the payee named therein (or, if such Note is a registered note, to such payee and its registered assigns).
     SECTION 2.10. Prepayment and Repayments of Loans.
     (a) Voluntary Prepayments. (i)  The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (a)(ii) of this Section.
     (ii) The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable, shall specify the Facility to be repaid, the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid and shall be signed by a Responsible Officer of the Borrower; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.8, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.8. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.2. Each prepayment of a Borrowing shall be applied to the applicable Loans included in the prepaid Borrowing, provided that any prepayment of the Term A Loans and/or the Multiple Advance Term Loans shall be applied to the principal repayment installments thereof in inverse order of maturity, and each such prepayment shall be paid to the applicable Lenders in accordance with their respective Applicable Percentages in respect of each of the relevant Facilities. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12 and any amounts payable under Section 2.15.
     (b) Mandatory Repayments.
     (i) The Borrower hereby unconditionally promises to pay and shall repay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Maturity Date.
     (ii) Commencing with the Quarterly Payment Date occurring on December 31, 2007, on each Quarterly Payment Date thereafter, the Borrower shall repay the outstanding principal amount of the Term A Loans in an amount equal to $600,000.
     (iii) Commencing with the Quarterly Payment Date on December 31, 2007, on each Quarterly Payment Date, the Borrower shall repay the outstanding principal amount of the Multiple Advance Term Loans in an amount equal to 5.0% of each Multiple Advance Term Loan Borrowing made hereunder.
     SECTION 2.11. Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender and each Multiple Advance Term Lender a commitment fee, which shall accrue at the Commitment Fee Rate set forth in the definition of “Applicable Rate” on the daily undrawn amount of the Revolving Credit Commitment and/or Multiple Advance Term Loan Commitment, as applicable, of such Lender (whether used or unused) during the period from and including Effective Date to but excluding the date on which such Commitment terminates. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the applicable Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

     (b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Credit Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the Letter of Credit Applicable Rate set forth in the definition of “Applicable Rate” on the average daily amount of such Revolving Credit Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Revolving Credit Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Credit Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Credit Commitments terminate and any such fees accruing after the date on which the Revolving Credit Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
     (c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.
     (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the applicable Lenders. Fees paid shall not be refundable under any circumstances.
     SECTION 2.12. Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate.
     (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.
     (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.
     (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans and Multiple Advance Term Loans, upon termination of the Commitments therefor; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
     (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
     SECTION 2.13. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:
     (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or
     (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;
then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.
     SECTION 2.14. Increased Costs. (a) If any Change in Law shall:

     (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or
     (ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.
     (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.
     (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or paragraph (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
     (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.
     SECTION 2.15. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(a) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.18, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
     SECTION 2.16. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
     (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
     (c) The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.
     (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
     (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.
     (f) If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.16, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.16 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.
     SECTION 2.17. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14, Section 2.15 or Section 2.16, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 9.3 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.
     (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably to the Revolving Credit Facility, Term A Facility and the Multiple Advance Term Loan Facility and each such payment shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of each of the relevant Facilities, (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder ratably to the Revolving Credit Facility, Term A Facility and the Multiple Advance Term Loan Facility and each such payment shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of each of the relevant Facilities.
     (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

     (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
     (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.5(d) or (e), Section 2.6(b), Section 2.17(d) or Section 9.3(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
     SECTION 2.18. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or Section 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
     (b) If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.4), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and if a Commitment is being assigned, the Issuing Bank), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
ARTICLE III.
REPRESENTATIONS AND WARRANTIES
  The Borrower represents and warrants to the Lenders that:
     SECTION 3.1. Organization; Powers. Each Loan Party and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.
     SECTION 3.2. Authorization; Enforceability. The Transactions are within the each Loan Party’s corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement and the other Loan Documents has been duly executed and delivered by each Loan Party to which such Person is a party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
     SECTION 3.3. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the Organization Documents of any Loan Party or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the any Loan Party or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by any Loan Party or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party or any of its Subsidiaries.
     SECTION 3.4. Financial Condition; No Material Adverse Change. (a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended June 30, 2006, reported on by an Approved Auditor, and (ii) as of and for the fiscal quarter and the fiscal year ended June 30, 2007, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with

GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.
     (b) Since June 30, 2006, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole.
     SECTION 3.5. Properties; Liens. (a) Each Loan Party and each of its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.
     (b) Each Loan Party and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by such Loan Party and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
     (c) The property of each of Loan Party and each of its Subsidiaries is subject to no Liens, other than Permitted Encumbrances and Liens expressly permitted in Section 6.2 hereof.
     SECTION 3.6. Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting any Loan Party or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement or the Transactions.
     (b) Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither any Loan Party nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.
     SECTION 3.7. Compliance with Laws and Agreements. Each Loan Party and each of its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.
     SECTION 3.8. Investment and Holding Company Status. Neither the Borrower nor any of its Subsidiaries is (a) an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b)  is a “holding company,” or a “subsidiary company”

of a “holding company,” or an “affiliate” of a “holding company”, as such terms are defined in the Public Utility Holding Company Act of 2005, and neither the Borrower or any of its Subsidiaries is subject to regulation as a “public utility” under the Federal Power Act, as amended.
     SECTION 3.9. Taxes. Each of the Loan Parties and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Loan Party or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.
     SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $100,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $100,000 the fair market value of the assets of all such underfunded Plans.
     SECTION 3.11. Subsidiaries. Schedule 3.11 (as such Schedule may be updated from time to time in connection with Permitted Acquisitions or with the prior written consent of the Administrative Agent) is a complete list of each of the Borrower’s Subsidiaries and such Subsidiary’s jurisdiction of incorporation.
     SECTION 3.12. Federal Regulations. Neither the Borrower nor any of its Subsidiaries is engaged or will engage in any activities, nor shall use any portion of the proceeds of the Loans be used for any purpose, which in either case violate or are inconsistent with the provisions of Regulations U and X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect.
     SECTION 3.13. Specially Designated Nationals or Blocked Persons List. None of the Borrower, the Subsidiaries or any Affiliates of the Borrower are named on the United States Department of the Treasury’s Specially Designated Nationals or Blocked Persons list.
     SECTION 3.14. Collateral Documents. Each Collateral Document is effective to create in favor of the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, a legal, valid and enforceable first priority security interest in the Securities Collateral and proceeds thereof. In the case of the Securities described in the Pledge Agreement, when certificates representing such Securities are delivered to the Administrative Agent, and in the case of the other Securities Collateral described in the Pledge Agreement, when financing statements and other filings specified therein in appropriate form are filed in the offices specified therein, and in the case of the Securities Collateral generally, such other actions as required by applicable law have been taken, the Pledge Agreement shall constitute a fully perfected Lien on, and first priority security interest in, all right, title and interest of the applicable Loan Parties in such Securities Collateral and the proceeds thereof as security for the Obligations.
     SECTION 3.15. Disclosure. Each Loan Party has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of a Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time, and further provided that other forward looking information is based upon reasonable and estimates made in good faith by the Borrower and which the Borrower believed to be reasonable at the time of making.
ARTICLE IV.
CONDITIONS
     SECTION 4.1. Effective Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.2, or, unless the Administrative Agent in its sole discretion determines that the satisfaction of one or more of the following conditions precedent may be satisfied on a post-closing basis pursuant to a Post-Closing Agreement entered into by the Borrower and the Administrative Agent in form, scope and substance satisfactory to the Administrative Agent):
     (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) an original counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.
     (b) The Administrative Agent (or its counsel) shall have received either (i) an original counterpart of the Guaranty signed on behalf of each of the Guarantors or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of the Guaranty) that such party has signed a counterpart of the Guaranty.
     (c) The Administrative Agent (or its counsel) shall have received either (i) an original counterpart of the Pledge Agreement signed on behalf of the parties designated by the Borrower and those Subsidiaries for which Equity Interests are being pledged or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of the Pledge Agreement) that such party has signed a counterpart of the Pledge Agreement. The Administrative Agent shall have received all certificates representing such Equity Interests pledged under the Pledge Agreement, accompanied by instruments of transfer and undated stock powers endorsed in blank, each in form and substance satisfactory to the Administrative Agent; and the Borrower shall have taken all steps necessary under applicable law to perfect the Lien of the Administrative Agent in such Equity Interests.
     (d) The Administrative Agent shall have received the results of a search of the UCC filings (or equivalent filings), in addition to tax Lien, judgment Lien, bankruptcy and litigation searches made with respect to each Loan Party, together with copies of the financing statements and other filings (or similar documents) disclosed by such searches, and accompanied by evidence satisfactory to the Administrative Agent that the Liens indicated in any such financing statement and other filings (or similar document) are Permitted Encumbrances or have been released or will be released substantially simultaneously with the initial Borrowing hereunder.
     (e) The Administrative Agent shall have received evidence, in form and substance satisfactory to the Administrative Agent, that appropriate UCC (or equivalent) financing statements have been duly filed in such office or offices as may be necessary or, in the opinion of Administrative Agent, desirable, to perfect the Administrative Agent’s Liens in and to the Securities Collateral and certified searches reflecting the filing of all such financing statements.
     (f) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of (i) Harris Beach PLLC, counsel for the Borrower, substantially in the form of Exhibit B, and covering such other matters relating to the Borrower, this Agreement or the Transactions as the Required Lenders shall reasonably request; and (ii) local counsel to the Borrower, in form, scope and substance satisfactory to the Administrative Agent, and covering such other matters relating to the Borrower and the other Loan Parties, this Agreement or the Transactions as the Required Lenders shall reasonably request. The Borrower hereby requests such counsel to deliver such opinion.
     (g) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Loan Parties, the authorization of the Transactions and any other legal matters relating to the Loan Parties, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.
     (h) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.2.
     (i) The Administrative Agent and the Lead Arranger shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.
     (j) The Administrative Agent shall have received evidence that all governmental and third party approvals necessary or, in the discretion of the Administrative Agent, advisable in connection with the Transaction and the continuing operations of the Borrower and its Subsidiaries shall have been obtained and be in full force and effect.
     (k) The Administrative Agent shall have received (i) satisfactory audited consolidated financial statements of the Borrower for the two most recent fiscal years ended prior to the Effective Date as to which such financial statements are available and (ii) satisfactory unaudited interim consolidated financial statements of the Borrower for each quarterly period ended subsequent to the date of the latest financial statements delivered pursuant to clause (i) of this paragraph as to which such financial statements are available.
     (l) The Administrative Agent shall have received evidence satisfactory to the Administrative Agent that the Existing Credit Agreement has been, or concurrently with Effective Date is being, terminated and all Liens securing obligations under the Existing Credit Agreement, if any, have been, or concurrently with the Effective Date are being, released and terminated.
     (m) Since June 30, 2006, there shall not have occurred any Material Adverse Effect.
     (n) The Administrative Agent and the Lenders shall have received (i) all documentation and other information reasonably requested by the Lenders or the Administrative Agent under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act and (ii) such other documents and instruments as are customary for transactions of this type or as they may reasonably request.
The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.2) at or prior to 3:00 p.m., New York City time, on September 30, 2007 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).
     SECTION 4.2. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:
     (a) The representations and warranties of the Borrower set forth in this Agreement shall be true and correct on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable.

     (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing or would result from such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit.
Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.
ARTICLE V.
AFFIRMATIVE COVENANTS
  Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in cash in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:
     SECTION 5.1. Financial Statements; Ratings Change and Other Information. The Borrower will furnish to the Administrative Agent and each Lender:
     (a) within 90 days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by an Approved Auditor (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;
     (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;
     (c) concurrently with any delivery of financial statements under clause (a) or clause (b) above, a Compliance Certificate in the form of Exhibit E of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.9 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.4 that could potentially impact the Borrower and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;
     (d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be;
     (e) promptly after Moody’s or S&P shall have announced a change in the rating established or deemed to have been established for the Index Debt, written notice of such rating change;
     (f) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request;
     (g) promptly, but in any event, within 30 days after the commencement of each fiscal year of the Borrower, a detailed consolidated budget by month for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of and for such fiscal year) approved by the Borrower’s board of directors (the “Projections”); and
     (h) promptly, but in any event within five (5) Business Days of any payment of an Earn-Out Obligation, deliver to the Administrative Agent an officer’s certificate, signed by a Responsible Officer of the Borrower, setting forth reasonably detailed calculations of the Earn-Out Obligation paid or to be paid and attaching a copy of the applicable definitive documentation setting forth the calculation for such Earn-Out Obligation.
     The Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders and the Issuing Bank materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials

“PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Issuing Bank and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.12); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”
     SECTION 5.2. Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:
     (a) the occurrence of any Default;
     (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;
     (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $100,000; and
     (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.
Each notice delivered under this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
     SECTION 5.3. Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.3.
     SECTION 5.4. Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.
     SECTION 5.5. Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.
     SECTION 5.6. Books and Records; Inspection Rights. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in all material respects are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested and, so long as no Default or Event of Default is then continuing, upon reasonable notice to the Borrower.
     SECTION 5.7. Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
     SECTION 5.8. Use of Proceeds and Letters of Credit. The proceeds of the Revolving Loans and the Multiple Advance Term Loans will be used only for general corporate purposes, including Permitted Acquisitions and share repurchases permitted pursuant in the terms hereof. The proceeds of the Term A Loan will be used on the Effective Date to refinance the Existing Credit Agreement. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X. Letters of Credit will be issued for general corporate purposes.
     SECTION 5.9. Additional Guarantors; Additional Loan Parties.
     (a) The Borrower may, at its election and from time to time, designate one or more Subsidiaries to be a Guarantor hereunder by providing at least thirty days prior written notice to the Administrative Agent of such designation. Promptly, but in any event within thirty days thereof, the Borrower shall, and shall cause such designated Subsidiary, to become a Guarantor by (i) executing and delivering to the Administrative Agent a Guaranty Agreement or such other document as Administrative Agent shall deem appropriate for such purpose, (ii) delivering to the Administrative Agent documents of the types referred to in Section 4.1(d), Section 4.1(f) and Section 4.1(g), and any other documents and instruments requested by the Administrative Agent, including favorable opinions of counsel to the Borrower and such designated Subsidiary (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (i) and clause (ii)), all in form, content and scope reasonably satisfactory to the Administrative Agent, and (iii) taking all such other actions as the Administrative Agent may consider necessary or desirable to give full effect to the Guaranty and to perfect and preserve the rights and powers of the Administrative Agent and the Lenders thereunder.

     (b) In addition, the Borrower may, at its election and from time to time, designate one or more Subsidiaries to be a Loan Party by providing at least thirty days prior written notice to the Administrative Agent of such designation. Promptly, but in any event within thirty days thereof, the Borrower shall, and shall cause the applicable Subsidiaries to (i) execute and deliver to the Administrative Agent a Pledge Agreement or such other document as the Administrative Agent shall deem appropriate for such purpose, (ii) deliver to the Administrative Agent certificates representing the Equity Interests pledged to the Administrative Agent and the Lenders pursuant to the Pledge Agreement, accompanied by instruments of transfer and undated stock powers endorsed in blank, for certificated Equity Interests, (iii) delivering to the Administrative Agent documents of the types referred to in Section 4.1(d) through and including Section 4.1(g), and any other documents and instruments requested by the Administrative Agent, including favorable opinions of counsel to the Borrower and such designated Subsidiary (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (i) and clause (ii)), all in form, content and scope reasonably satisfactory to the Administrative Agent, (iv) taking such additional actions as the Administrative Agent may consider necessary or desirable under applicable law to perfect the Lien of the Administrative Agent in such Equity Interests, and (v) taking all such other actions as the Administrative Agent may consider necessary or desirable to give full effect to the Pledge Agreement and to perfect and preserve the rights and powers of the Administrative Agent and the Lenders thereunder.
     SECTION 5.10. Pledges of Additional Equity Interests. Subject to any applicable limitations set forth in each Pledge Agreement, with respect to each Loan Party added pursuant to paragraph (b) of Section 5.9, the Loan Parties will pledge or cause to be pledged to the Administrative Agent, for the benefit of the Lenders, all the outstanding Equity Interests of each Domestic Subsidiary and 66% of the issued and outstanding Equity Interests of each first tier Foreign Subsidiary. For the avoidance of doubt, no Foreign Subsidiary shall be required to pledge any Equity Interests any of its direct or indirect Foreign Subsidiaries.
ARTICLE VI.
NEGATIVE COVENANTS
  Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in cash in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:
     SECTION 6.1. Indebtedness. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:
     (a) Indebtedness created hereunder;
     (b) Indebtedness existing on the date hereof and set forth in Schedule 6.1 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;

     (c) Indebtedness of (i) a Loan Party owed to another Loan Party, (ii) a Subsidiary not a Loan Party hereunder owed to a Loan Party in an amount not to exceed $2,000,000 in the aggregate for all such non-Loan Party Subsidiaries and (iii) a Loan Party owed to a Subsidiary not a Loan Party hereunder;
     (d) Guarantees by the Borrower of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Borrower or any other Subsidiary;
     (e) Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capitalized Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) shall not exceed $2,000,000 at any time outstanding;
     (f) Indebtedness of any Person that becomes a Subsidiary after the date hereof; provided that (i) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (ii) the aggregate principal amount of Indebtedness permitted by this clause (f) shall not exceed $1,000,000 at any time outstanding; and
     (g) other unsecured Indebtedness in an aggregate principal amount not exceeding $1,000,000 at any time outstanding.
     SECTION 6.2. Liens. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:
     (a) Permitted Encumbrances;
     (b) any Lien on any property or asset of the Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 6.2; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;
     (c) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and

(iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;
     (d) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by clause (e) of Section 6.1, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary; and
     (e) Liens created pursuant to any Loan Document in favor of the Administrative Agent, for the benefit of the Lenders and the Administrative Agent.
     SECTION 6.3. Fundamental Changes; Line of Business. (a) The Borrower will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets, or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Subsidiary may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary, (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Borrower or to another Subsidiary and (iv) any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.4.
     (b) The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.
     SECTION 6.4. Investments, Loans, Advances, Guarantees and Acquisitions. The Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

     (a) Permitted Investments;
     (b) Investments by the Borrower in the capital stock of (i) any Guarantor and (ii) any Subsidiary that is not a Guarantor to the extent permitted under Section 6.1(c)(ii);
     (c) Investments in Indebtedness permitted under Section 6.1(c); and
     (d) Guarantees constituting Indebtedness permitted by Section 6.1.
     SECTION 6.5. Swap Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Borrower or any Subsidiary has actual exposure (other than those in respect of Equity Interests of the Borrower or any of its Subsidiaries), and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary.
     SECTION 6.6. Restricted Payments. The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its common stock, (b) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests, (c) so long as no Default or Event of Default shall then be continuing or would result therefrom, the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries (i) in existence as of the Effective Date and (ii) adopted by the Borrower and approved by its stockholders at the annual meeting of the Borrower on October 30, 2007, and, (d) so long as no Default or Event of Default shall then be continuing or would result therefrom, the Borrower may make cash Restricted Payments through and including December 31, 2008 to purchase, redeem or otherwise acquire Equity Interests issued by it, provided, that after giving effect thereto (i) such cash Restricted Payments made from July 1, 2007 through and including December 31, 2007 shall not exceed $25,000,000 in the aggregate, and (ii) such cash Restricted Payments made from January 1, 2008 through and including December 31, 2008 shall not exceed $15,000,000 in the aggregate.
     SECTION 6.7. Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Borrower and its wholly-owned Subsidiaries not involving any other Affiliate and (c) any Restricted Payment permitted by Section 6.6.
     SECTION 6.8. Restrictive Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iii) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (iv) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.
     SECTION 6.9. Financial Covenants.
     (a) Consolidated Total Leverage Ratio. The Borrower will not permit the Consolidated Total Leverage Ratio as of the end of any Measurement Period of the Borrower to be greater than 2.50 to 1.00.
     (b) Consolidated Interest Coverage Ratio. The Borrower will not permit the Consolidated Interest Coverage Ratio as of the end of any Measurement Period of the Borrower to be less than 3.00 to 1.00.
     SECTION 6.10. Capital Expenditures. The Borrower will not, and will not permit any of its Subsidiaries to, make or become legally obligated to make Capital Expenditures in an amount in the aggregate for the Borrower and it Subsidiaries during each fiscal year exceeding the greater of (i) $10,000,000 or (ii) an amount equal to two percent (2%) of the gross revenue of the Borrower and its Subsidiaries for the most recently ended fiscal year, as reported on the Compliance Certificate delivered pursuant to Section 5.1(c) for such fiscal year.
     SECTION 6.11. Accounting Changes. The Borrower will not, and will not permit any of its Subsidiaries to, make any change in (a) accounting policies or reporting practices, except as required by GAAP, or (b) fiscal year.
ARTICLE VII.
EVENTS OF DEFAULT
     SECTION 7.1. Events of Default. If any of the following events (“Events of Default”) shall occur:
     (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
     (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable;

     (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with this Agreement, any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement, any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been materially incorrect when made or deemed made;
     (d) (i) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.2, Section 5.3 (with respect to the Borrower’s existence), Section 5.5 (with respect to maintenance of insurance), Section 5.6, Section 5.8, Section 5.9 or Section 5.10 or in Article VI, (ii) any Guarantor shall fail to perform or observe any term, covenant or agreement contained in the Guaranty or (iii) the Borrower or any Loan Party fails to perform or observe any term, covenant or agreement contained in any Collateral Document to which it is a party after, to the extent expressly provided in such Collateral Document, receipt of any notice required to be provided therein or grace period permitted therein.
     (e) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clauses (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);
     (f) the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after the expiration of any applicable grace period);
     (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;
     (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

     (i) the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;
     (j) the Borrower or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;
     (k) one or more judgments for the payment of money in an aggregate amount in excess of $100,000 shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;
     (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;
     (m) any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document;
     (n) any Collateral Document or any Lien granted thereunder shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Loan Party or any of its Subsidiaries party thereto, or any Loan Party or any other Person shall, directly or indirectly, contest or limit in any manner such effectiveness, validity, binding nature or enforceability; or, except as permitted under any Collateral Document, any Lien securing any Obligation shall, in whole or in part, cease to be a perfected Lien; or
     (o) a Change in Control shall occur;
then, and in every such event (other than an event with respect to the Borrower described in clause (h) or clause (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times:  (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or clause (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. The Lenders and the Administrative Agent shall have all other rights and remedies available at law or in equity or pursuant to any Loan Documents.
     SECTION 7.2. Application of Payments. After the exercise of remedies provided for in Section 7.1 (or after the Loans have automatically become immediately due and payable), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:
     (a) First, to the payment of, or (as the case may be) the reimbursement of the Administrative Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Administrative Agent in connection with the collection of such monies by the Administrative Agent, for the exercise, protection or enforcement by the Administrative Agent of all or any of the rights, remedies, powers and privileges of the Administrative Agent under this Credit Agreement or any of the other Loan Documents or in respect of the Securities Collateral or in support of any provision of adequate indemnity to the Administrative Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Administrative Agent to such monies;
     (b) Second, to the payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit fees) payable to the Administrative Agent and the Lenders and the Issuing Bank (including fees, charges and disbursements of counsel to the respective Administrative Agent, the Lenders and the Issuing Bank (including fees and time charges for attorneys who may be employees of the Administrative Agent, any Lender or the Issuing Bank), ratably among them in proportion to the respective amounts described in this clause Second payable to them;
     (c) Third, to the payment of that portion of the Obligations constituting interest on the Loans, LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time, and accrued and unpaid Letter of Credit fees, ratably among the Lenders and the Issuing Bank in proportion to the respective amounts described in this clause Third payable to them;
     (d) Fourth, to (i) the payment of that portion of the Obligations constituting unpaid principal of the Loans, (ii) payment of breakage, termination or other amounts owing in respect of any Swap Agreement between the Borrower and any Lender or any Affiliate of any Lender and (iii) the Administrative Agent, for the account of the Issuing Bank, to cash collateralize the aggregate undrawn amount of Letters of Credit in an amount equal to 105% of such undrawn amount, ratably among such parties in proportion to the respective amounts described in this clause Fourth payable to them; and
     (e) Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full in cash, to the Borrower or as otherwise required by applicable law.
ARTICLE VIII.
THE ADMINISTRATIVE AGENT; ETC.
  Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.
  The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.
  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.2), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.2) or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
        The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
        The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
        Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.3 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.
        Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

        Anything herein to the contrary notwithstanding, the Syndication Agent listed on the cover page hereof shall not have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity a Lender hereunder.
ARTICLE IX.
MISCELLANEOUS
     SECTION 9.1. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:
     (i) if to the Borrower, to it at Harris Interactive Inc., 60 Corporate Woods, Rochester, New York 14623, Attention of Chief Financial Officer (Telecopy No. (585) 273-0510);
     (ii) if to the Administrative Agent, to JPMorgan Chase Bank, Loan and Agency Services Group, 10 South Dearborn Street, 7th Floor, Chicago, Illinois 60605, Attention of Muoy Lim (Telecopy No. (312) 385-7103, with a copy to JPMorgan Chase Bank, National Association, Middle Market Banking, 1 Chase Square, Floor 9, Rochester, NY 14643, Attention of James Stanbrough (Telecopy No. (585) 797-1860);
     (iii) if to the Issuing Bank, to it 10 South Dearborn Street, 7th Floor, Chicago, Illinois 60605, Attention of Muoy Lim (Telecopy No. (312) 385-7103; and
     (iv) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.
     (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
     (c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.
     SECTION 9.2. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.
     (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.17(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender or (vi) change the definition of “Required Revolving Credit Lenders” without the written consent of each Revolving Credit Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Issuing Bank hereunder without the prior written consent of the Administrative Agent or the Issuing Bank, as the case may be.
     SECTION 9.3. Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
     (b) The Borrower shall indemnify the Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.
     (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or the Issuing Bank under paragraph (a) or paragraph (b) of this Section, each Lender severally agrees to pay to the Administrative Agent or the Issuing Bank, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Issuing Bank in its capacity as such.
     (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.
     (e) All amounts due under this Section shall be payable not later than five (5) Business Days after written demand therefor.

     SECTION 9.4. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
     (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:
     (A) the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee;
     (B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Term A Loan or a Multiple Advance Term Loan (other than any Multiple Advance Term Loan Commitment) to a Lender, an Affiliate of a Lender or an Approved Fund; and
     (C) the Issuing Bank, provided that no consent of the Issuing Bank shall be required for an assignment of all or any portion of a Term A Loan or a Multiple Advance Term Loan.
     (ii) Assignments shall be subject to the following additional conditions:
     (A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 or, in the case of a Term A Loan or a Multiple Advance Term Loan, $1,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;
     (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;
     (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and
     (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its related parties or its securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.
     For the purposes of this Section 9.4(b), the term “Approved Fund” has the following meaning:
     “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
     (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.3). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.4 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

     (iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
     (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.5(d) or (e), 2.6(b), 2.17(d) or 9.3(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
     (c) (i) Any Lender may, without the consent of the Borrower, the Administrative Agent or the Issuing Bank, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.2(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this

Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.8 as though it were a Lender, provided such Participant agrees to be subject to Section 2.17(c) as though it were a Lender.
     (ii) A Participant shall not be entitled to receive any greater payment under Section 2.14 or Section 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.16(e) as though it were a Lender.
     (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
     SECTION 9.5. Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 9.3 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.
     SECTION 9.6. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.
     SECTION 9.7. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
     SECTION 9.8. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.
     SECTION 9.9. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the internal law of the State of New York (including Section 5-1401 and Section 5-1402 of the General Obligations laws of the State of New York).
     (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.
     (c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
     (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.1. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
     SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
     SECTION 9.12. Confidentiality. (a) Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, provided, that to the extent reasonably practicable and not prohibited by applicable law, regulation, subpoena or similar legal process, prior telephonic notice is given to the Borrower of such intended disclosure (it being agreed by the parties that the failure by the Administrative Agent, the Issuing Bank or any Lender to give such prior telephonic notice shall not impair the effectiveness of this Agreement or be deemed a breach of this Section 9.12), (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, (X) to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (Y) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (vii) with the consent of the Borrower or (viii) to the extent such Information (X) becomes publicly available other than as a result of a breach of this Section or (Y) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower.

For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
     (b) EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12(a) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
     (c) ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER AND ITS RELATED PARTIES OR ITS SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.
     SECTION 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

     SECTION 9.14. USA PATRIOT Act. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.
***Signature Page Follows***

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

HARRIS INTERACTIVE INC., as Borrower

By:	/s/ Ronald E. Salluzzo

Name:	Ronald E. Salluzzo
Title:	Chief Financial Officer
[Signature page to Credit Agreement — Borrower]

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent,

By:	/s/ James C. Stanbrough

Name:	James C. Stanbrough
Title:	Vice President
[Signature page to Credit Agreement — Administrative Agent]

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Thomas C. Strasenburgh

Name:	Thomas C. Strasenburgh
Title:	Vice President
[Signature page to Credit Agreement — JPMorgan Chase Bank, National Association]

MANUFACTURERS AND TRADERS TRUST COMPANY, as a Lender

By:	/s/ Brett W. Rawlings

Name:	Brett W. Rawlings
Title:	Banking Officer
[Signature page to Credit Agreement — Manufacturers and Traders Trust Company]

RBS CITIZENS, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Charles J. Vita

Name:	Charles J. Vita
Title:	District President/SVP Rochester NY
[Signature page to Credit Agreement — RBS Citizens, National Association]

NATIONAL CITY BANK, as a Lender

By:	/s/ Cristina S. Fecten

Name:	Cristina S. Fecten
Title:	AVP
[Signature page to Credit Agreement — National City Bank]

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Guy R. Nudd

Name:	Guy R. Nudd
Title:	First Vice President

Schedule 2.1
Commitments of Lenders

						Percentage of
		Percentage of			Multiple	Multiple
	Revolving	Revolving		Percentage of	Advance	Advance
	Credit	Credit	Term A	Term A	Term Loan	Term Loan
Lender	Commitment	Commitments	Commitment	Commitments	Commitment	Commitments
JPMorgan Chase Bank, National Association	$8,750,000	35.00%	$4,200,000	35.00%	$22,050,000	35.00%
Manufacturers and Traders Trust Company	$6,250,000	25.00%	$3,000,000	25.00%	$15,750,000	25.00%
RBS Citizens, National Association	$3,750,000	15.00%	$1,800,000	15.00%	$9,450,000	15.00%
National City Bank	$3,750,000	15.00%	$1,800,000	15.00%	$9,450,000	15.00%
HSBC Bank USA, National Association	$2,500,000	10.00%	$1,200,000	10.00%	$6,300,000	10.00%
Total:	$25,000,000	100.00%	$12,000,000	100.00%	$63,000,000	100.00%

Schedule 3.11
SUBSIDIARIES
Decima, Inc. (formed in Delaware)
Decima Research Inc. (formed in Canada)
GSBC Ohio Corporation (formed in Ohio)
Harris Interactive Asia Limited (formed in Hong Kong)
Harris Interactive Asia, LLC (formed in Delaware)
Harris Interactive International Inc. (formed in Delaware)
Harris Interactive UK Limited (formed in the United Kingdom)
HI UK Holdings Limited (formed in the United Kingdom)
Louis Harris & Associates, Inc. (formed in New York)
Marketshare Limited (formed in Hong Kong)
Marketshare Pte. Ltd. (formed in Singapore)
MediaTransfer AG Netresearch & Consulting (name being changed to Harris Interactive AG) (formed in Germany)
Novatris, S.A. (name being changed to Harris Interactive SAS) (formed in France)
Opinion Search Inc. (formed in Canada)
Opinion Search, Inc. (formed in Delaware)
Romtec UK Limited (formed in the United Kingdom)
Teligen UK Limited (formed in the United Kingdom)
The Wirthlin Group International, L.L.C. (formed in Delaware)
Wirthlin Europe Limited (formed in the United Kingdom)
Wirthlin UK Limited (formed in the United Kingdom)
Wirthlin Worldwide, LLC (formed in Delaware)
2144798 Ontario Inc. (formed in Canada)
[Dansue Holdings, Inc. (formed in Canada) — currently being dissolved]

Schedule 6.1
INDEBTEDNESS
Lease Agreement between Harris Interactive Inc. and IKON Financial Services dated May 23, 2007, covering IKON and Canon equipment (monthly payment $3,530).
Interest rate swap agreement among the Borrower and JP Morgan Chase Bank, National Association with a trade date of August 23, 2007, effective date of September 10, 2007, and initial notional amount of $33,800,000.
Interest of Coutts & Company, in all monies due or to become due from Harris Interactive UK Limited to the secured party, pursuant to a £280,000 Life Policy with Sun Alliance.1
Interest of Omniball II SA in £15,400 and all other monies due or to become due from Wirthlin UK Limited pursuant to Theobalds Road and Old North Street lease agreements.2
Harris Interactive SAS (f/k/a Novatris, S.A.) obligation to SA Lixxbail related to Systeme Copieur (Copy Machine), dated 11/20/2003
Harris Interactive SAS (f/k/a Novatris, S.A.) obligation to Lixxbail related to Systeme Copieur Konica (Konica Copy Machine), dated 1/29/2004
Harris Interactive SAS (f/k/a Novatris, S.A.) obligation to Sanpaolo Bail related to Materiel Informatique (information technology equipment), dated 7/5/2004
Current obligations incurred in the ordinary course under company credit cards issued by Barclay’s Bank, not exceeding £135,000 in the aggregate.

1	This obligation underlies a Legal Mortgage filed in 1995, prior to the purchase of Harris Interactive UK Limited (“HIUK”) by the Borrower. The Borrower and HIUK have found no record of an outstanding obligation to Coutts & Company or Sun Alliance but are seeking more information and release of this mortgage post-closing.

2	This obligation underlies a mortgage filed in 1997, prior to the purchase of Wirthlin UK Limited (“WUK”) by the Borrower. The Borrower and WUK have found no record of an outstanding obligation to Omniball II SA but are seeking more information and release of this mortgage post-closing.

Schedule 6.2
LIENS
1.	Harris Interactive Inc. (formed in Delaware)
a.	UCC # 2007 2280583 filed 6/16/07 — leased equipment; Secured Party: IOS Capital
2.	HI UK Holdings Limited (formed in United Kingdom)
a.	One (1) outstanding mortgage (per Companies House Direct report, dated 8/30/2007): Charges Over Shares, created 4/7/2000, securing interest of Summit Bank, in all monies due or to become due from the company to the secured party, including all shares of the company[1]
3.	Harris Interactive UK Limited (formed in United Kingdom)
a.	Three (3) outstanding mortgages (per Companies House Direct report, dated 8/30/2007):
i.	Legal Mortgage, created 12/1/1995, securing interest of Coutts & Company, in all monies due or to become due from the Company to the secured party, pursuant to a £280,000 Life Policy with Sun Alliance (No. RNF00000697A)[2]

ii.	Debenture, created 11/17/1998, securing interest of Barclays Bank PLC, in all monies due or to become due from the Company to the secured party, including fixed and floating charges over the undertaking (credit agreement)[3]

iii.	Charges Over Shares, created 4/7/2000, securing interest of Summit Bank, in all monies due or to become due from the company to the secured party, including all shares of the company[4]
4.	Romtec UK Limited (formed in United Kingdom)
a.	One (1) outstanding mortgage (per Companies House Direct report, dated 8/30/2007): Charges Over Shares, created 4/7/2000, securing interest of Summit

1	Indebtedness of Total Research Corporation and its subsidiaries to Summit Bank was repaid in full in 2001 after the Borrower bought Total Research. Liens covering assets of US companies were released at that time. Termination of UK liens was overlooked at that time. The Borrower is working to secure a termination of this Mortgage to clear the record.

2	This Legal Mortgage was filed in 1995, prior to the purchase of Harris Interactive UK Limited (“HIUK”) by the Borrower. The Borrower and HIUK have found no record of an outstanding obligation to Coutts & Company or Sun Alliance but are seeking more information and release of this mortgage post-closing.

3	This Debenture was filed in 1998, prior to the purchase of Harris Interactive UK Limited (“HIUK”) by the Borrower. The Debenture secures Barclay’s ACH exposure up to £2 million and credit card exposure up to £135,000.

4	See footnote 1.

Bank, in all monies due or to become due from the company to the secured party, including all shares of the company[5]
5.	Wirthlin UK Limited (formed in United Kingdom)
a.	One (1) outstanding mortgage (per Companies House Direct report, dated 8/30/2007): Rent Deposit Deed, created 9/12/1997, securing interest of Omniball II SA in £15,400 and all other monies due or to become due from the company pursuant to Theobalds Road and Old North Street lease agreements.[6]
6.	Harris Interactive SAS (f/k/a Novatris, S.A.) (formed in France)
a.	Certified Extract from Registry of Liens and Security Interests, dated 8/22/2007, shows the following bailments:
i.	Securing interest of SA Lixxbail in Systeme Copieur (Copy Machine), dated 11/20/2003

ii.	Securing interest of Lixxbail in Systeme Copieur Konica (Konica Copy Machine), dated 1/29/2004

iii.	Securing interest of Sanpaolo Bail in Materiel Informatique (information technology equipment), dated 7/5/2004

5	See footnote 1.

6	This mortgage was filed in 1997, prior to the purchase of Wirthlin UK Limited (“WUK”) by the Borrower. The Borrower and WUK have found no record of an outstanding obligation to Omniball II SA but are seeking more information and release of this mortgage post-closing.

EXHIBIT A
ASSIGNMENT AND ASSUMPTION
     This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
     For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit and guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1. Assignor:

2. Assignee:
[and is an Affiliate/Approved Fund of [identify Lender]2]

3. Borrower(s):	Harris Interactive, Inc.

4. Administrative Agent:	JPMorgan Chase Bank, National Association, as the administrative agent under the Credit Agreement

5. Credit Agreement:	The Credit Agreement dated as of September 21, 2007 among Harris Interactive, Inc., the Lenders parties thereto, JPMorgan

[2]	Select as applicable.

Chase Bank, National Association, as Administrative Agent, and the other agents parties thereto
6. Assigned Interest:

	Aggregate Amount of	Amount of	Percentage Assigned
	Commitment/Loans	Commitment/Loans	of
Facility Assigned[3]	for all Lenders	Assigned	Commitment/Loans[4]
	$	$	%
	$	$	%
	$	$	%
     Effective Date:                      ___, 20___[TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
     The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more Credit Contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

[3]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Commitment,” “Tranche A Commitment,” “Multiple Advance Term Loan Commitment,” etc.)

[4]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
Exhibit A — Assignment and Assumption

2

     The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]
By:
Title:

ASSIGNEE [NAME OF ASSIGNEE]
By:
Title:

[Consented to and]5 Accepted:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent
By
Title:

[Consented to:][6] HARRIS INTERACTIVE, INC.
By
Title:

[5]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

[6]	To be added only if the consent of the Borrower and/or other parties (e.g. Issuing Bank) is required by the terms of the Credit Agreement.
Exhibit A — Assignment and Assumption

3

ANNEX 1
CREDIT AGREEMENT DATED AS OF SEPTEMBER 21, 2007, AMONG HARRIS INTERACTIVE, INC., AS BORROWER, THE
LENDERS PARTY THERETO FROM TIME TO TIME, AND JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, AS
ADMINISTRATIVE AGENT
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
     1. Representations and Warranties.
     1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
     1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender7, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with

[7]	The concept of “Foreign Lender” should be conformed to the section in the Credit Agreement governing withholding taxes and gross-up.
Exhibit A — Assignment and Assumption

4

their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
     2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
     3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.
Exhibit A — Assignment and Assumption

5

EXHIBIT B
OPINION OF COUNSEL FOR THE BORROWER AND GUARANTORS
[Effective Date]
To the Lenders and the Administrative
Agent Referred to Below
c/o JPMorgan Chase Bank, as
Administrative Agent
270 Park Avenue
New York, New York 10017
Dear Sirs:
     [I/We] have acted as counsel for (a) [ ], a [ ] corporation (the “Borrower”), in connection with the Credit Agreement dated as of [ ] (the “Credit Agreement”), among the Borrower, the banks and other financial institutions identified therein as Lenders, and JPMorgan Chase Bank, as Administrative Agent and (b) [identify all Guarantors signing Guaranty], in connection with the Guaranty dated as of [       ] (the “Guaranty”), among [___]. Terms defined in the Credit Agreement are used herein with the same meanings.
     [I, or individuals under my direction,/We] have examined originals or copies, certified or otherwise identified to [my/our] satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as [I/we] have deemed necessary or advisable for purposes of this opinion.
     Upon the basis of the foregoing, [I am/we are] of the opinion that:
     1. The Borrower (a) is a corporation duly organized, validly existing and in good standing under the laws of [ ], (b) has all requisite power and authority to carry on its business as now conducted and (c) except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required. [To be expanded to address Guarantors]
     2. The Transactions are within each Loan Party’s corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. The Loan Documents have been duly executed and delivered by each Loan Party party thereto and constitute a legal, valid and binding obligation of each Loan Party party thereto, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

     3. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the applicable Loan Parties or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Loan Parties or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by any Loan Party or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party or any of its Subsidiaries.
     4. There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to [my/our] knowledge, threatened against or affecting the Loan Parties or any of its Subsidiaries (a) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or (b) that involve the Credit Agreement, the Guaranty or the Transactions.
     5. [Perfection upon filing opinion to be provided as well as a perfection upon delivery of Securities opinion.]
     6. Neither the Borrower nor any of its Subsidiaries is (a) an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a “holding company” under the Public Utility Holding Company Act of 2005, and those regulations publicly promulgated by the Federal Energy Regulatory Commission thereunder.
     [I am a member/we are members] of the bar of the State of [ ] and the foregoing opinion is limited to the laws of the State of [ ][, the General Corporation Law of the State of Delaware] and the Federal laws of the United States of America. This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other Person (other than your successors and assigns as Lenders and Persons that acquire participations in your Loans) without our prior written consent.
Very truly yours,
[ ]
Exhibit B — Opinion

2

EXHIBIT C-1
REVOLVING CREDIT NOTE

$	, ___
     FOR VALUE RECEIVED, the undersigned Harris Interactive Inc., a Delaware corporation (the “Borrower”), hereby promises to pay to the order of [                    ] (the “Lender”) at the Lender’s office at [                    ]:
     (a) prior to or on the Maturity Date, the principal amount of [                    ] DOLLARS ($                    ) or, if less, the aggregate unpaid principal amount of Revolving Loans advanced by the Lender to the Borrower pursuant to the Credit Agreement dated as of September 21, 2007 (as amended and in effect from time to time, the “Credit Agreement”), among the Borrower, the Lenders party thereto, and JPMorgan Chase Bank, National Association, as Administrative Agent;
     (b) the principal outstanding hereunder from time to time at the times provided in the Credit Agreement; and
     (c) interest on the principal balance hereof from time to time outstanding from the Effective Date under the Credit Agreement through and including the maturity date hereof at the times and at the rate provided in the Credit Agreement.
     This Revolving Credit Note evidences borrowings under and has been issued by the Borrower in accordance with the terms of the Credit Agreement. The Lender and any holder hereof is entitled to the benefits of the Credit Agreement and the other Loan Documents, and may enforce the agreements of the Borrower contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. All capitalized terms used in this Revolving Credit Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.
     The Borrower irrevocably authorizes the Lender to make or cause to be made, on the date of any Revolving Loan or at the time of receipt of any payment of principal of this Revolving Credit Note, an appropriate notation on the grid attached to this Revolving Credit Note, or the continuation of such grid, or any other similar record, including computer records, reflecting the making of such Revolving Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Revolving Loans set forth on the grid attached to this Revolving Credit Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Lender with respect to any Revolving Loans shall be prima facie evidence of the principal amount thereof owing and unpaid to the Lender, but the failure to record, or any error in so recording, any such amount on any such grid, continuation or other record shall not limit or otherwise affect the obligation of the Borrower hereunder or under the Credit Agreement to make payments of principal of and interest on this Revolving Credit Note when due.

     The Borrower has the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Revolving Credit Note on the terms and conditions specified in the Credit Agreement.
     If any one or more of the Events of Default shall occur, the entire unpaid principal amount of this Revolving Credit Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.
     No delay or omission on the part of the Lender or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Lender or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.
     The Borrower and every endorser and guarantor of this Revolving Credit Note or the obligation represented hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Revolving Credit Note, and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.
     THIS REVOLVING CREDIT NOTE AND THE OBLIGATIONS OF THE BORROWER HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAW OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAWS OF THE STATE OF NEW YORK). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS REVOLVING CREDIT NOTE MAY BE BROUGHT IN THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND THE CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN §9.1 OF THE CREDIT AGREEMENT. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

     IN WITNESS WHEREOF, the undersigned has caused this Revolving Credit Note to be signed in its corporate name and its corporate seal to be impressed thereon by its duly authorized officer as of the day and year first above written.

HARRIS INTERACTIVE INC.
By:
Name:
Title:

		Amount of	Balance of
	Amount	Principal Paid	Principal	Notation
Date	of Loan	or Prepaid	Unpaid	Made By:

EXHIBIT C-2
TERM A NOTE

$	, ___
     FOR VALUE RECEIVED, the undersigned Harris Interactive Inc., a Delaware corporation, (the “Borrower”), hereby promises to pay to the order of [                    ] (the “Lender”) at the Lender’s office at [                     ]:
     (a) prior to or on the Maturity Date, the principal amount of [                    ] DOLLARS ($                    ), evidencing the Term A Loan made by the Lender to the Borrower pursuant to the Credit Agreement dated as of September 21, 2007 (as amended and in effect from time to time, the “Credit Agreement”), by and among the Borrower, the Lenders party thereto, and JPMorgan Chase Bank, National Association, as Administrative Agent;
     (b) the principal outstanding hereunder from time to time at the times provided in the Credit Agreement; and
     (c) interest from the date hereof on the principal amount from time to time outstanding to and including the maturity hereof at the rates and terms and in all cases in accordance with the terms of the Credit Agreement.
     This Term A Note evidences borrowings under and has been issued by the Borrower in accordance with the terms of the Credit Agreement. The Lender and any holder hereof is entitled to the benefits of the Credit Agreement and the other Loan Documents, and may enforce the agreements of the Borrower contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. All capitalized terms used in this Term A Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.
     The Borrower irrevocably authorizes the Lender to make or cause to be made, at the time of receipt of any payment of principal of this Term A Note, an appropriate notation on the grid attached to this Term A Note, or the continuation of such grid, or any other similar record, including computer records, reflecting the receipt of such payment. The outstanding amount of the Term A Loan set forth on the grid attached to this Term A Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Lender with respect to the Term A Loan shall be prima facie evidence of the principal amount of the Term A Loan owing and unpaid to the Lender, but the failure to record, or any error in so recording, any such amount on any such grid, continuation or other record shall not limit or otherwise affect the obligation of the Borrower hereunder or under the Credit Agreement to make payments of principal of and interest on this Term A Note when due.

     The Borrower has the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Term A Note on the terms and conditions specified in the Credit Agreement.
     If any one or more of the Events of Default shall occur, the entire unpaid principal amount of this Term A Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.
     No delay or omission on the part of the Lender or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Lender or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any future occasion.
     The Borrower and every endorser and guarantor of this Term A Note or the obligation represented hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Term A Note, and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.
     THIS TERM A NOTE AND THE OBLIGATIONS OF THE BORROWER HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAW OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAWS OF THE STATE OF NEW YORK). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS TERM A NOTE MAY BE BROUGHT IN THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND THE CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN §9.1 OF THE CREDIT AGREEMENT. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

     IN WITNESS WHEREOF, the undersigned has caused this Term A Note to be signed in its corporate name and its corporate seal to be impressed thereon by its duly authorized officer as of the day and year first above written.

HARRIS INTERACTIVE INC.
By:
Name:
Title:

		Amount of	Balance of
	Amount	Principal Paid	Principal	Notation
Date	of Loan	or Prepaid	Unpaid	Made By:

EXHIBIT C-3
MULTIPLE ADVANCE TERM LOAN NOTE

$	, ___
     FOR VALUE RECEIVED, the undersigned Harris Interactive Inc., a Delaware corporation, (the “Borrower”), hereby promises to pay to the order of [___] (the “Lender”) at the Lender’s office at [                    ]:
     (a) prior to or on the Maturity Date, the principal amount of [                    ] DOLLARS ($___), evidencing the Multiple Advance Term Loan made by the Lender to the Borrower pursuant to the Credit Agreement dated as of September 21, 2007 (as amended and in effect from time to time, the “Credit Agreement”), by and among the Borrower, the Lenders party thereto, and JPMorgan Chase Bank, National Association, as Administrative Agent;
     (b) the principal outstanding hereunder from time to time at the times provided in the Credit Agreement; and
     (c) interest from the date hereof on the principal amount from time to time outstanding to and including the maturity hereof at the rates and terms and in all cases in accordance with the terms of the Credit Agreement.
     This Multiple Advance Term Loan Note evidences borrowings under and has been issued by the Borrower in accordance with the terms of the Credit Agreement. The Lender and any holder hereof is entitled to the benefits of the Credit Agreement and the other Loan Documents, and may enforce the agreements of the Borrower contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. All capitalized terms used in this Multiple Advance Term Loan Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.
     The Borrower irrevocably authorizes the Lender to make or cause to be made, on the date of any Borrowing or at the time of receipt of any payment of principal of this Multiple Advance Term Loan Note, an appropriate notation on the grid attached to this Multiple Advance Term Loan Note, or the continuation of such grid, or any other similar record, including computer records, reflecting the receipt of such payment. The outstanding amount of the Multiple Advance Term Loan set forth on the grid attached to this Multiple Advance Term Loan Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Lender with respect to the Multiple Advance Term Loan shall be prima facie evidence of the principal amount of the Multiple Advance Term Loan owing and unpaid to the Lender, but the failure to record, or any error in so recording, any such amount on any such grid, continuation or other record shall not limit or otherwise affect the obligation of the Borrower hereunder or under the Credit Agreement to make payments of principal of and interest on this Multiple Advance Term Loan Note when due.
     The Borrower has the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Multiple Advance Term Loan Note on the terms and conditions specified in the Credit Agreement.
     If any one or more of the Events of Default shall occur, the entire unpaid principal amount of this Multiple Advance Term Loan Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.
     No delay or omission on the part of the Lender or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Lender or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any future occasion.
     The Borrower and every endorser and guarantor of this Multiple Advance Term Loan Note or the obligation represented hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Multiple Advance Term Loan Note, and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.
     THIS MULTIPLE ADVANCE TERM LOAN NOTE AND THE OBLIGATIONS OF THE BORROWER HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAW OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAWS OF THE STATE OF NEW YORK). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS MULTIPLE ADVANCE TERM LOAN NOTE MAY BE BROUGHT IN THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND THE CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN §9.1 OF THE CREDIT AGREEMENT. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

     IN WITNESS WHEREOF, the undersigned has caused this Multiple Advance Term Loan Note to be signed in its corporate name and its corporate seal to be impressed thereon by its duly authorized officer as of the day and year first above written.

HARRIS INTERACTIVE INC.
By:
Name:
Title:

		Amount of	Balance of
	Amount	Principal Paid	Principal	Notation
Date	of Loan	or Prepaid	Unpaid	Made By:

EXHIBIT D
FORM OF BORROWING REQUEST
NOTICE OF CONTINUATION/CONVERSION
Date:                     , _____

To:	JPMorgan Chase Bank, National Association, as Administrative Agent
Ladies and Gentlemen:
     Reference is made to that certain Credit Agreement, dated as of September 21, 2007 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among Harris Interactive Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and JPMorgan Chase Bank, National Association, as administrative agent.
     The undersigned hereby requests (select one):
     ___A Borrowing of [Revolving][Term A][Multiple Advance Term] Loans
     ___A conversion or continuation of [Revolving][Term A] [Multiple Advance Term] Loans
1.	In the amount of $

2.	On (a Business Day).

3.	Comprised of

[Type of Borrowing requested]

4.	For Eurodollar Borrowings: with an Interest Period of ___months.

5.	The location and number of the Borrower’s account to which funds are to be disbursed:
     The Borrower hereby represents and warrants that the conditions specified in Sections 4.2(a) and (b) shall be satisfied on and as of the date of the applicable Borrowing or the date of continuation or conversion of such Borrowing.

HARRIS INTERACTIVE INC.
By:
Name:
Title:

EXHIBIT E
FORM OF COMPLIANCE CERTIFICATE
Financial Statement Date:                     , ____

To:	JPMorgan Chase Bank, National Association, as Administrative Agent
Ladies and Gentlemen:
     Reference is made to that certain Credit Agreement, dated as of September 21, 2007 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among Harris Interactive Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and JPMorgan Chase Bank, National Association, as administrative agent (the “Administrative Agent”).
     The undersigned Financial Officer1 hereby certifies as of the date hereof that he/she is the                                          of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:
[Use following paragraph 1 for fiscal year-end financial statements]
     Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 5.1(a) of the Credit Agreement, including Borrower’s audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year ended as of the above date, setting forth in each case in comparative form the figures for the previous fiscal year. Such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied.
[Use following paragraph 1 for fiscal quarter-end financial statements]
     Attached hereto as Schedule 1 are the unaudited financial statements required by Section 5.1(b) of the Credit Agreement, including Borrower’s consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year ended as of the above date, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year. Such financial statements fairly present in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.

[1]	This certificate should be from the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

     The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.
     A review of the activities of the Borrower and its Subsidiaries during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower and its Subsidiaries performed and observed all their Obligations under the Loan Documents, and
[select one:]
     [to the best knowledge of the undersigned during such fiscal period, the Borrower and each of its Subsidiaries performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]
—or—
     [the following covenants or conditions have not been performed or observed and the following is a list of each such Default, its nature and status, and any action taken or proposed to be taken with respect thereto:]
     1. The representations and warranties of the Borrower contained in Article III of the Credit Agreement and all representations and warranties of any Loan Party that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in Section 3.4(a) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 5.1 of the Credit Agreement, including the statements in connection with which this Compliance Certificate is delivered.
     2 The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.
     3. [There has been no change in GAAP or in the application thereof since June 30, 2006] or [There has been a change in GAAP or in the application thereof since June 30, 2006 that could potentially impact the Borrower, and the effect of such change on the attached financial statements is:___.]

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                     ,                     .

HARRIS INTERACTIVE INC.
By:
Name:
Title:

For the Quarter/Year ended                     , ____ (“Statement Date”)
SCHEDULE 2
to the Compliance Certificate
($ in 000’s)
I. Section 6.9(a) – Consolidated Total Leverage Ratio.

A.	Consolidated Funded Indebtedness for the Borrower and its Subsidiaries on a consolidated basis as of the last day of the most recently ended Measurement Period:

1.
The outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations under the Credit Agreement) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments:
			$	______

	2.	All purchase money Indebtedness (not including Earn-Out Obligations):	$	______

	3.	All obligations arising under letters of credit (including standby and commercial letters of credit and LC Exposure), banker’s acceptances, bank guaranties, surety bonds and similar instruments:	$	______

	4.	All obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and Earn-Out Obligations):	$	______

	5.	All Capitalized Lease Obligations:	$	______

	6.	Without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in Lines I.A.1 through I.A.5 above of Persons other than the Borrower or any Subsidiary:	$	______

7.
All Indebtedness of the types referred to in Lines I.A.1 through I.A.6 above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Borrower or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Borrower or such Subsidiary:
			$	______

	8.	Consolidated Funded Indebtedness (Lines I.A.1 + 2 + 3 + 4 + 5 + 6 + 7)	$	______

B.	Consolidated Adjusted EBITDA of the Borrower and its Subsidiaries on a consolidated basis for such Measurement Period ending on above date:		$	______

	1.	Consolidated Net Income for Measurement Period:	$	______

To the extent deducted in calculating Consolidated Net Income:

	2.	Consolidated Interest Charges for Measurement Period:	$	______

	3.	Provision for federal, state, local and foreign income taxes payable for Measurement Period:	$	______

	4.	Depreciation and amortization expenses for Measurement Period:	$	______

	5.	Non-cash equity compensation expense accounted for under SFAS No. 123(R) for Measurement Period:	$	______

	6.	Non-recurring non-cash expenses reducing Consolidated Net Income for Measurement Period (or in any future period):	$	______

To the extent included in calculating Consolidated Net Income:

	7.	Federal, state, local and foreign income tax credits for Measurement Period:	$	______

	8.	Non-cash items increasing Consolidated Net Income for Measurement Period:	$	______

	9.	Consolidated Adjusted EBITDA for Measurement Period (Lines I.B.1 + 2 + 3 + 4 + 5 + 6 – 7 – 8):	$	______

C.	Consolidated Total Leverage Ratio: (Line I.A.8 ÷ Line I.B.9)			___: 1.00

D.	Permitted Maximum Consolidated Total Leverage Ratio:			2.50: 1.00
Compliance: [Yes][No]

II. Section 6.9(b) — Consolidated Interest Coverage Ratio.

A.	Consolidated Adjusted EBITDA for Measurement Period (Line I.B.9)	$	______

B.	Consolidated Interest Charges for Measurement Period:	$	______

C.	Consolidated Interest Coverage Ratio (Line II.A ÷ Line II.B):		____:1.00

C.	Permitted Minimum Consolidated Interest Coverage Ratio:		3.00:1.00
Compliance: [Yes][No]
III. Section 6.10 — Capital Expenditures.

A.	Capital Expenditures the Borrower made or is legally obligated to make for the fiscal year to date period as of the Statement Date:	$	______

B.
Gross revenue of Borrower and its Subsidiaries for most recently ended fiscal year, as reported on the Compliance Certificate delivered pursuant to Section 5.1(a) of the Credit Agreement for such fiscal year:
		$	______

C.	Product of Line III.B multiplied by 0.02:	$	______

D.	Greater of Line III.C and $10,000,000:	$	______

E.	Line IIIA < Line III.D	[Yes][No]
Compliance: [Yes][No]

EXHIBIT F
MASTER GUARANTY
     MASTER GUARANTY dated as of                     , ___(this “Guaranty”), among HARRIS INTERACTIVE INTERNATIONAL INC., a Delaware corporation (“Harris International”), WIRTHLIN WORLDWIDE, LLC, a Delaware limited liability company (“Wirthlin Worldwide”), THE WIRTHLIN GROUP INTERNATIONAL, L.L.C., a Delaware limited liability company (“Wirthlin Group”), LOUIS HARRIS & ASSOCIATES, INC., a New York corporation (“Louis Harris”), HARRIS INTERACTIVE ASIA, LLC, a Delaware limited liability company (“Harris Asia”), and each other party as shall from time to time become a party hereto pursuant to Section 19 hereof (each such other party, Harris International, Wirthlin Worldwide, Wirthlin Group, Louis Harris, and Harris Asia being hereinafter referred to from time to time, individually, as a “Guarantor” and, collectively, as the “Guarantors”) in favor of JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as administrative agent (hereinafter, in such capacity, the “Administrative Agent”) for itself and the other lending institutions (hereinafter, collectively, the “Lenders”) which are or may become party to that certain Credit Agreement, dated as of September 21, 2007 (as amended and in effect from time to time, the “Credit Agreement”) among Harris Interactive Inc., a Delaware corporation (the “Borrower”), the Lenders party thereto, the Administrative Agent, and J.P. Morgan Securities Inc. as Sole Bookrunner and Sole Lead Arranger. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Credit Agreement.
RECITALS
     WHEREAS, the Borrower and the Guarantors are members of a group of related business entities, the success of any one of which is dependent in part on the success of the other members of such group;
     WHEREAS, each Guarantor expects to receive substantial direct and indirect benefits from the extensions of credit to the Borrower by the Lenders pursuant to the Credit Agreement (which benefits are hereby acknowledged);
     WHEREAS, it is a condition precedent to the Lenders’ making any loans or otherwise extending credit to the Borrower under the Credit Agreement and in connection therewith permitting certain transactions involving the Guarantors thereunder that the Guarantors execute and deliver to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, a guaranty substantially in the form hereof; and
     WHEREAS, the Guarantors wish to guaranty the Borrower’s obligations to the Lenders and the Administrative Agent under or in respect of the Credit Agreement as provided herein.
AGREEMENTS
     THEREFORE, for good and valuable consideration, each of the Guarantors agree with the Administrative Agent and the Lenders as follows:

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     Section 1. Guaranty of Payment. Each Guarantor absolutely, unconditionally and irrevocably, jointly and severally, guarantees to the Administrative Agent and the Lenders the full and punctual payment when due (whether at stated maturity, by required pre-payment, by acceleration or otherwise), as well as the performance, of all Obligations including all such which would become due but for the operation of the automatic stay pursuant to §362(a) of the Federal Bankruptcy Code and the operation of §§502(b) and 506(b) of the Federal Bankruptcy Code and accruing after the commencement of a proceeding under any other insolvency or similar laws of any jurisdiction at the rate or rates provided in the Loan Documents (all of the foregoing sums being the “Liabilities”). This Guaranty is a guaranty of payment and not of collection only. The Administrative Agent shall not be required to exhaust any right or remedy or take any action against the Borrower or any other person or entity or any collateral. Each Guarantor agrees that, as between such Guarantor on the one hand, and the Administrative Agent and the Lenders, on the other hand, the Liabilities may be declared to be due and payable for the purposes of this Guaranty notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any declaration as regards the Borrower and that in the event of a declaration or attempted declaration, the Liabilities shall immediately become due and payable by such Guarantor for the purposes of this Guaranty. All payments by each Guarantor hereunder shall be made to the Administrative Agent, in the manner and at the place of payment specified therefor in the Credit Agreement, for the account of the Lenders and the Administrative Agent.
     Section 2. Guaranty Absolute. Each Guarantor guarantees that the Liabilities shall be paid and performed strictly in accordance with the terms of the Loan Documents. The liability of each Guarantor under this Guaranty is absolute and unconditional irrespective of: (a) any change in the time, manner or place of payment of, or in any other term of, all or any of the Liabilities, the Loan Documents, or any other amendment or waiver of or any consent to departure from any of the terms of the Liabilities or any Loan Document including, without limitation, any increase or decrease in the rate of interest thereon; (b) any release or amendment or waiver of, or consent to departure from, any other guaranty or support document, or any exchange, release or non-perfection of any collateral, for all or any of the Liabilities or the Loan Documents; (c) any present or future law, regulation or order of any jurisdiction (whether of right or in fact) or of any agency thereof purporting to reduce, amend, restructure or otherwise affect any term of any of the Liabilities or the Loan Documents; (d) without being limited by the foregoing, any lack of validity or enforceability of any of the Liabilities or the Loan Documents; and (e) any other setoff, defense, or counterclaim whatsoever (in any case, whether based on contract, tort or any other theory) or circumstance whatsoever with respect to the Liabilities or the Loan Documents or the transactions contemplated thereby which might constitute a legal or equitable defense available to, or discharge of, the Borrower or a Guarantor; and each Guarantor irrevocably waives the right to assert such defenses, set-offs or counterclaims in any litigation or other proceeding relating to the Liabilities, the Loan Documents or the transactions contemplated thereby. To the fullest extent permitted by law, each Guarantor hereby expressly waives any and all rights or defenses arising by reasons of (A) any “one action” or “anti-deficiency” law which would otherwise prevent the Administrative Agent or any Lender from bringing any action, including any claim for a deficiency, or exercising any other right or remedy (including any right of set-off), against a Guarantor before or after the Administrative Agent’s or such Lender’s commencement or completion of any foreclosure action, whether judicially, by exercise of power of sale or otherwise, or (B) any other law which in any other way would otherwise require any election of remedies by the Administrative Agent or any Lender.

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     Section 3. Guaranty Irrevocable; Reinstatement of Guaranty. This Guaranty is a continuing guaranty of the payment and performance of all Liabilities now or hereafter existing under the Loan Documents and shall remain in full force and effect until the payment in full in cash of all Liabilities, all Commitments under the Credit Agreement have been terminated and the Credit Agreement and the other Loan Documents have been terminated. If all the Liabilities are paid in full in cash and all Commitments under the Credit Agreement have been terminated and the Credit Agreement and the other Loan Documents have been terminated, the Administrative Agent shall, at the Borrower’s request and expense, execute and deliver to the Guarantors appropriate documents necessary to evidence the termination of the Guaranty. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Liabilities is rescinded or must otherwise be returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise (including, without limitation, on the grounds of fraudulent conveyance), all as though the payment had not been made. This Section 3, and the obligations of each Guarantor hereunder, shall survive the termination of this Guaranty.
     Section 4. Unenforceability of Obligations Against the Borrower. If for any reason the Borrower has no legal existence or is under no legal obligation to discharge any of the Liabilities, or if any of the Liabilities have become irrecoverable from the Borrower by reason of the Borrower’s insolvency, bankruptcy or reorganization or by other operation of law or for any other reason, this Guaranty shall nevertheless be binding on each Guarantor to the same extent as if such Guarantor at all times had been the principal obligor on all such Liabilities. In the event that acceleration of the time for payment of any of the Liabilities is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, or for any other reason, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, Loan Documents, or any other agreement evidencing, securing or otherwise executed in connection with any Liabilities shall be immediately due and payable by each Guarantor.
     Section 5. Subrogation. Each Guarantor shall not exercise any rights which it may acquire by way of subrogation, by any payment made under this Guaranty or otherwise, until (i) all the Liabilities have been paid in full in cash, (ii) all Commitments under the Credit Agreement have been terminated and (iii) the Credit Agreement and the other Loan Documents have been terminated. If any amount is paid to such Guarantor on account of subrogation rights under this Guaranty at any time when all the Liabilities have not been paid in full in cash, the amount shall be held in trust for the benefit of the Administrative Agent and the Lenders and shall be promptly paid to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, on account of the Liabilities without affecting in any manner the liability of such Guarantor under the provisions of this Guaranty. If such Guarantor makes payment to the Administrative Agent of all or any part of the Liabilities and all the Liabilities are paid in full in cash and the Credit Agreement and the other Loan Documents have been terminated, the Administrative Agent shall, at such Guarantor’s request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Liabilities resulting from the payment.
     Section 6. Subordination. Without limiting the Administrative Agent’s or any Lender’s rights under the Loan Documents or any other agreement, any liabilities owed by the Borrower

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to a Guarantor in connection with any extension of credit or financial accommodation by such Guarantor to or for the account of the Borrower, including but not limited to interest accruing at the agreed contract rate after the commencement of a bankruptcy or similar proceeding, are hereby subordinated to the Liabilities. Each Guarantor agrees that, after the occurrence of any default in the payment or performance of any of the Liabilities, such Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of the Borrower to such Guarantor until all of the Liabilities shall have been paid in full in cash. If, notwithstanding the foregoing sentence, any Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness while any Liabilities are still outstanding, such amounts shall be collected, enforced and received by such Guarantor as trustee for the Administrative Agent and the Lenders and be paid over to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, on account of the Liabilities without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty.
     Section 7. Payments Generally. All payments by each Guarantor shall be made in the manner, at the place and in the currency (the “Payment Currency”) required by the Loan Documents; provided, however, that if the Payment Currency is other than U.S. dollars each Guarantor may, at its option (or, if for any reason whatsoever such Guarantor is unable to effect payments in the manner required by the Loan Documents, such Guarantor shall be obligated to) pay to the Administrative Agent at its principal office the equivalent amount in U.S. dollars computed at the selling rate of the Administrative Agent, most recently in effect on or prior to the date the Liability becomes due or if such rate is unavailable, at a selling rate chosen by the Administrative Agent, for cable transfers of the Payment Currency to the place where the Liability is payable. In any case in which such Guarantor makes or is obligated to make payment in U.S. dollars, such Guarantor shall hold the Administrative Agent and each Lender harmless from any loss incurred by the Administrative Agent or such Lender arising from any change in the value of U.S. dollars in relation to the Payment Currency between the date the Liability becomes due and the date the Administrative Agent is actually able, following the conversion of the U.S. dollars paid by such Guarantor into the Payment Currency and remittance of such Payment Currency to the place where such Liability is payable, to apply such Payment Currency to such Liability.
     Section 8. Certain Taxes. Each Guarantor further agrees that all payments to be made hereunder shall be made without setoff or counterclaim and free and clear of, and without deduction for, any taxes, levies, imposts, duties, charges, fees, deductions, withholdings or restrictions or conditions of any nature whatsoever now or hereafter imposed, levied, collected, withheld or assessed by any country or by any political subdivision or taxing authority thereof or therein (“Taxes”). If any Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent shall be increased to the extent necessary to yield to the Administrative Agent (after payment of all Taxes) the amounts payable hereunder in the full amounts so to be paid. Whenever any Tax is paid by a Guarantor, as promptly as possible thereafter, such Guarantor shall send the Administrative Agent an official receipt showing payment thereof, together with such additional documentary evidence as may be required from time to time by the Administrative Agent. This Section 8, and the obligations of each Guarantor hereunder, shall survive the termination of this Guaranty.

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     Section 9. Representations and Warranties. Each Guarantor represents and warrants that: (a) this Guaranty: (i) has been authorized by all necessary action; (ii) does not conflict with or violate any agreement, constitutive document, instrument, law, regulation or order applicable to such Guarantor; and (iii) does not require the consent or approval of any person or entity, including but not limited to any Governmental Authority, or any filing or registration of any kind; and (iv) is the legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms except to the extent that enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditor’s rights generally; and (b) in executing and delivering this Guaranty, each Guarantor has (i) without reliance on the Administrative Agent or any Lender or any information received from the Administrative Agent or any Lender and based upon such documents and information it deems appropriate, made an independent investigation of the transactions contemplated hereby and the Borrower, the Borrower’s business, assets, operations, prospects and condition, financial or otherwise, and any circumstances which may bear upon such transactions, the Borrower or the obligations and risks undertaken herein with respect to the Liabilities; (ii) adequate means to obtain from the Borrower on a continuing basis information concerning the Borrower; (iii) has full and complete access to the Loan Documents and any other documents executed in connection with the Loan Documents; and (iv) not relied and will not rely upon any representations or warranties of the Administrative Agent or any Lender not embodied herein or any acts heretofore or hereafter taken by the Administrative Agent or any Lender (including but not limited to any review by the Administrative Agent or any Lender of the affairs of the Borrower). Each Guarantor hereby further represents and warrants that such Guarantor is a direct or indirect subsidiary of the Borrower and is financially interested in its affairs.
     Section 10. Remedies Generally. The remedies provided in this Guaranty are cumulative and not exclusive of any remedies provided by law.
     Section 11. Setoff. Each Guarantor agrees that, in addition to (and without limitation of) any right of setoff, banker’s lien or counterclaim the Administrative Agent or any Lender may otherwise have, the Administrative Agent and each Lender shall be entitled, at its option, to offset balances (general or special, time or demand, provisional or final) held by it for the account of such Guarantor at any of the offices of the Administrative Agent or any Lender, or any other Affiliate of the Administrative Agent or any Lender, in U.S. dollars or in any other currency, against any amount payable by such Guarantor under this Guaranty which is not paid when due (regardless of whether such balances are then due to such Guarantor), in which case the Administrative Agent or such Lender, as applicable, shall promptly notify such Guarantor thereof; provided that the Administrative Agent’s or any Lender’s failure to give such notice shall not affect the validity thereof.
     Section 12. Formalities; Marshalling. Each Guarantor waives presentment, notice of dishonor, protest, notice of acceptance of this Guaranty, notice of creation, renewal, extension or accrual of any Liability and notice of any other kind and any other formality with respect to any of the Liabilities or this Guaranty. Each Guarantor also waives the right to require the Administrative Agent or any Lender to proceed first against the Borrower upon the Liabilities before proceeding against such Guarantor hereunder and any right to require the marshalling of assets of the Borrower or any other entity or other person primarily or secondarily liable with respect to any of the Liabilities, and all suretyship defenses generally.

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     Section 13. Amendments and Waivers. No amendment or waiver of any provision of this Guaranty, nor consent to any departure by any Guarantor therefrom, shall be effective unless it is in writing and signed by the Administrative Agent, and then the waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Administrative Agent or any Lender to exercise, and no delay in exercising, any right or remedy under this Guaranty or any other Loan Document, shall operate as a waiver or preclude any other or further exercise thereof or the exercise of any other right or remedy.
     Section 14. Expenses. Each Guarantor jointly and severally shall reimburse the Administrative Agent on demand for all costs, expenses and charges (including without limitation fees and charges of external legal counsel for the Administrative Agent and costs allocated by its internal legal department) incurred by the Administrative Agent or any Lender in connection with the preparation, performance or enforcement of this Guaranty, together with interest on amounts recoverable under this Section 14 from the time when such amounts become due until payment, whether before or after judgment, at the rate of interest for overdue principal set forth in the Credit Agreement, provided that if such interest exceeds the maximum amount permitted to be paid under applicable law, then such interest shall be reduced to such maximum permitted amount. The obligations of each Guarantor under this Section shall survive the termination of this Guaranty.
     Section 15. Assignment. This Guaranty shall be binding on, and shall inure to the benefit of each Guarantor, the Administrative Agent, each Lender and their respective successors and assigns; provided that no Guarantor may assign or transfer its rights or obligations under this Guaranty. Without limiting the generality of the foregoing: (a) the obligations of each Guarantor under this Guaranty shall continue in full force and effect and shall be binding on any successor partnership and on previous partners and their respective estates if such Guarantor is a partnership, regardless of any change in the partnership as a result of death, retirement or otherwise; and (b) the Administrative Agent and each Lender may assign, sell participations in or otherwise transfer its rights under the Credit Agreement and other Loan Documents to any other person or entity, and the other person or entity shall then become vested with all the rights granted to the Administrative Agent and each Lender in this Guaranty or otherwise.
     Section 16. Captions. The headings and captions in this Guaranty are for convenience only and shall not affect the interpretation or construction of this Guaranty.
     Section 17. Governing Law, Etc. THIS GUARANTY SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAWS OF THE STATE OF NEW YORK). EACH GUARANTOR CONSENTS TO THE NONEXCLUSIVE JURISDICTION AND VENUE OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF. EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH SUCH GUARANTOR MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO HEREIN. EACH

6

GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULL EXTENT PERMITTED BY LAW, THE DEFENSE OF FORUM NONCOVENIENS. SERVICE OF PROCESS BY THE ADMINISTRATIVE AGENT IN CONNECTION WITH ANY SUCH DISPUTE SHALL BE BINDING ON EACH GUARANTOR IF SENT TO SUCH GUARANTOR BY REGISTERED MAIL AT THE ADDRESS SPECIFIED BELOW OR AS OTHERWISE SPECIFIED BY SUCH GUARANTOR FROM TIME TO TIME. EACH GUARANTOR WAIVES ANY RIGHT SUCH GUARANTOR MAY HAVE TO JURY TRIAL IN ANY ACTION RELATED TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FURTHER WAIVES ANY RIGHT TO INTERPOSE ANY COUNTERCLAIM RELATED TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY SUCH ACTION. TO THE EXTENT THAT EACH GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER FROM SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OF A JUDGMENT, EXECUTION OR OTHERWISE), SUCH GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY. EACH GUARANTOR HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE ADMINISTRATIVE AGENT OR ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     Section 18. Integration; Effectiveness. This Guaranty sets forth the entire understanding of each Guarantor and the Administrative Agent and Lenders relating to the guarantee of the Liabilities and constitutes the entire contract between the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Guaranty shall become effective when it shall have been executed and delivered by each Guarantor to the Administrative Agent. Delivery of an executed signature page of this Guaranty by electronic means shall be effective as delivery of a manually executed signature page of this Guaranty.
     Section 19. Additional Guarantors. Subsidiaries of the Borrower (“Additional Guarantors”) may hereafter become parties to this Guaranty by executing a counterpart hereof, and there shall be no need to re-execute, amend or restate this Guaranty in connection therewith. Upon such execution and delivery by any Additional Guarantor, such Additional Guarantor shall be deemed to have made the representations and warranties set forth in Section 9 hereof, and shall be bound by all of the terms, covenants and conditions hereof to the same extent as if such Additional Guarantor had executed this Guaranty as of the Effective Date, and the Administrative Agent, for itself and the benefit of the Lenders, shall be entitled to all of the benefits of such Additional Guarantor’s obligations hereunder.
     Section 20. Further Assurances. Each Guarantor agrees that it will from time to time, at the request of the Administrative Agent, do all such things and execute all such documents as the Administrative Agent may consider necessary or desirable to give full effect to this Guaranty

7

and to perfect and preserve the rights and powers of the Lenders and the Administrative Agent hereunder.
     Section 21. Contribution. To the extent a Guarantor makes a payment hereunder in excess of the aggregate amount of the benefit received by such Guarantor in respect of the Liabilities (the “Benefit Amount”), then such Guarantor, after the payment in full, in cash, of all of the Liabilities, shall be entitled to recover from each other Guarantor of the Liabilities such excess payment, pro rata, in accordance with the ratio of the Benefit Amount received by each such other Guarantor to the total Benefit Amount received by all Guarantors of the Liabilities, and the right to such recovery shall be deemed to be an asset and property of such Guarantor so funding; provided, that all such rights to recovery shall be subordinated and junior in right of payment to the final and undefeasible payment in full in cash of all of the Liabilities.
[Remainder of page intentionally left blank.]

8

     IN WITNESS WHEREOF, the parties hereto have caused this Guaranty to be duly executed and delivered by their authorized officers as of the date first above written.

HARRIS INTERACTIVE INTERNATIONAL INC.
By:
Name:	Ronald E. Salluzzo
Title:	Chief Financial Officer

WIRTHLIN WORLDWIDE, LLC By Harris Interactive Inc., its sole Member
By:
Name:	Ronald E. Salluzzo
Title:	Chief Financial Officer

THE WIRTHLIN GROUP INTERNATIONAL, L.L.C. By Wirthlin Worldwide, LLC, its sole Member By Harris Interactive Inc., its sole Member
By:
Name:	Ronald E. Salluzzo
Title:	Chief Financial Officer

LOUIS HARRIS & ASSOCIATES, INC.
By:
Name:	Ronald E. Salluzzo
Title:	Chief Financial Officer

[Signature page to Guaranty – Guarantors]

HARRIS INTERACTIVE ASIA, LLC By Wirthlin Worldwide, LLC, its sole Member By Harris Interactive Inc., its sole Member
By:
Name:	Ronald E. Salluzzo
Title:	Chief Financial Officer

[Signature page to Guaranty – Guarantors]

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent
By:
Name:
Title:

[Signature page to Guaranty – Administrative Agent]

EXHIBIT G
FORM OF MASTER SECURITIES PLEDGE AGREEMENT
     This MASTER SECURITIES PLEDGE AGREEMENT (this “Agreement”) is made as of                     , ___, by and among [HARRIS INTERACTIVE INC., a Delaware corporation (hereinafter, the “Borrower”)], [Please identify other entities that will be party to this Agreement] and each other party as shall from time to time become a party hereto pursuant to Section 24 hereof (each other party, [Borrower and ___] being hereafter referred to from time to time, individually, as a “Pledgor” and collectively, as the “Pledgors”), and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as administrative agent (hereinafter, in such capacity, the “Administrative Agent”) for itself and the other lending institutions (hereinafter, collectively, the “Lenders”) which are or may become party to that certain Credit Agreement, dated as of September 21, 2007 (as amended, supplemented, restated, or otherwise modified and in effect from time to time, the “Credit Agreement”) among the Borrower, the Lenders party thereto, the Administrative Agent, and J.P. Morgan Securities Inc. as Sole Bookrunner and Sole Lead Arranger.
     WHEREAS, each Pledgor is the direct legal and beneficial owner of all of the issued and outstanding Equity Interests of each of the entities opposite such Pledgor on Annex A hereto (the “Subsidiaries”); and
     WHEREAS, it is a condition precedent to the Lenders’ making of Loans and otherwise extending credit to and issuing, extending, or renewing Letters of Credit for the benefit of the Borrower under the Credit Agreement and in connection therewith permitting certain transactions involving the Pledgors and their respective Subsidiaries thereunder that the Pledgors execute and deliver to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, a pledge agreement in substantially the form hereof; and
     WHEREAS, each Pledgor wishes to grant pledges and security interests in favor of the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, as herein provided;
     NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Pledge of Securities, etc.
     1.1. Pledge of Securities. Each Pledgor hereby pledges, assigns, grants a security interest in, and delivers to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, all the right, title and interest of such Pledgor in and to all of the shares of capital stock, partnership interests, limited liability company membership units or other units of equity ownership of every class of those of its Subsidiaries listed on Annex A hereto, whether now owned or hereafter acquired or arising, as more fully described on Annex A, including without limitation, with respect to any Subsidiary which is a limited liability company or partnership, (a) all payments or distributions, whether in cash, property or otherwise, at any time owing or payable to such Pledgor on account of its interest as a member or partner, as the case may be, in its Subsidiaries or in the nature of a management, investment banking or other fee paid or payable by any of the Subsidiaries to such Pledgor, (b) all of such Pledgor’s rights and interests under each of the partnership agreements or operating agreements, as applicable, including all voting and management rights and all rights to grant or withhold consents or approvals, (c) all rights of access and inspection to and use of all books and records, including computer software and computer software programs, of each of the Subsidiaries, (d) all other rights, interests, property or claims to which such Pledgor may be entitled in its capacity as a partner or a member of any Subsidiary of such Pledgor, and (e) all proceeds, income from, increases in and products of any of the foregoing to be held by the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, subject to the terms and conditions hereinafter set forth. The certificates for such shares, membership units, partnership interests or other units of equity ownership of every class of the capital stock or other Equity Interest of its Subsidiaries, to the extent that such interests are represented by certificates, accompanied by stock powers or other appropriate instruments of assignment thereof duly executed in blank by such Pledgor, have been delivered to the Administrative Agent, and each Pledgor shall have taken all actions as required by applicable law to create and maintain a legal, valid, and enforceable first priority security interest in the Securities Collateral. Notwithstanding the foregoing, (a) no domestic Pledgor shall be required to pledge (i) more than sixty-six percent (66%) of the shares of capital stock, partnership interests, limited liability company membership units or other units of equity ownership of every class of any of its first tier Foreign Subsidiaries, and (ii) any of the shares of capital stock, partnership interests, limited liability company membership units or units of equity ownership of every class of any Foreign Subsidiary that is not a first tier Foreign Subsidiary; and (b) no Foreign Subsidiary shall be required to pledge any of the shares of capital stock, partnership interests, limited liability company membership units or other units of equity ownership of every class of any of its direct or indirect Foreign Subsidiaries.
     1.2. Additional Securities. In case any Pledgor shall acquire any additional capital stock or other equity interest of any Subsidiary of such Pledgor or corporation, partnership, limited liability company or other entity which is the successor of any Subsidiary of such Pledgor, or any securities exchangeable for or convertible into shares of such capital stock or other equity interest of any class of any Subsidiary of such Pledgor, by purchase, stock dividend, stock split or otherwise, then such capital stock or other equity interests shall be subject to the pledge, assignment and security interest granted to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, under this Agreement and such Pledgor shall forthwith deliver to the Administrative Agent any certificates therefor, accompanied by stock powers or other appropriate instruments of assignment duly executed by such Pledgor in blank, and shall take all action necessary or advisable in the reasonable opinion of the Administrative Agent to create and maintain a legal, valid, and enforceable first priority security interest in such Securities Collateral under applicable law. Each Pledgor agrees that the Administrative Agent may from time to time attach as Annex A hereto an updated list of the shares of capital stock or other equity interests at the time pledged with the Administrative Agent hereunder.
     1.3. Pledge of Cash Collateral Account. Each Pledgor also hereby pledges, assigns, grants a security interest in, and delivers to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, the Cash Collateral Account and all of the Cash Collateral as such terms are hereinafter defined.
     1.4. Waiver of Certain Partnership Agreement, Operating Agreement or Other Governing Documents Provisions. Each Pledgor irrevocably waives any and all provisions of the partnership agreements, operating agreements, memorandum and articles of association or other applicable agreements of each Subsidiary of such Pledgor (as applicable) that (a) prohibit, restrict, condition or otherwise affect the grant hereunder of any Lien on any of the Securities Collateral (as such term is hereinafter defined) or any enforcement action which may be taken in respect of any such Lien or (b) otherwise conflict with the terms of this Agreement.
     2. Definitions. The term “Obligations” and all other capitalized terms used herein without definition shall have the respective meanings provided therefor in the Credit Agreement; provided, however, for purposes of this Agreement the term “Subsidiary(ies)” shall be limited to those Subsidiaries listed on Annex A. Terms used herein and not defined in the Credit Agreement or otherwise defined herein that are defined in the UCC (as defined below) have such defined meanings herein (with terms used in Article 9 controlling over terms used in another Article), unless the context otherwise indicates or requires, and the following terms shall have the following meanings:
     Cash Collateral. See Section 4.
     Cash Collateral Account. See Section 4.
     Securities. Includes the shares of stock, membership interests, partnership interests or other equity interests described in Annex A attached hereto and any additional shares of stock, membership interests, partnership interests or other equity interests at the time pledged with the Administrative Agent hereunder and the interests described in clauses (a)-(e) of Section 1.1 of this Agreement.

     Securities Collateral. The property at any time pledged to the Administrative Agent hereunder (whether described herein or not) and all income therefrom, increases therein and proceeds thereof, including without limitation that included in Cash Collateral. The term does not include any income, increases or proceeds received by any Pledgor to the extent expressly permitted by Section 7.
     Time Deposits. See Section 4.
     UCC. The Uniform Commercial Code as the same may from time to time be in effect in the State of New York (and each reference in this Agreement to an Article thereof shall refer to that Article as from time to time in effect); provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, non-perfection or priority of the Administrative Agent’s security interest in any collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code (including the Articles thereof) as in effect at such time in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection, non-perfection or priority and for purposes of definitions related to such provisions.
     3. Security for Obligations. This Agreement and the security interest in and pledge of the Securities Collateral hereunder are made with and granted to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, as security for the payment and performance in full of all the Obligations (including all such Obligations which would become due but for the operation of the automatic stay pursuant to §362(a) of the Federal Bankruptcy Code and the operation of §§502(b) and 506(b) of the Federal Bankruptcy Code).
     4. Liquidation, Recapitalization, etc.
     4.1. Distributions Paid to Administrative Agent. Any sums or other property paid or distributed upon or with respect to any of the Securities, whether by dividend or redemption or upon the liquidation or dissolution of the issuer thereof or otherwise, shall, except to the limited extent provided in Section 7, be paid over and delivered to the Administrative Agent to be held by the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, as security for the payment and performance in full of all of the Obligations. In case, pursuant to the recapitalization or reclassification of the capital of the issuer thereof or pursuant to the reorganization thereof, any distribution of capital shall be made on or in respect of any of the Securities or any property shall be distributed upon or with respect to any of the Securities, the property so distributed shall be delivered to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, to be held by it as security for the Obligations. Except to the limited extent provided in Section 7, all sums of money and property paid or distributed in respect of the Securities, whether as a dividend or upon such a liquidation, dissolution, recapitalization or reclassification or otherwise, that are received by any Pledgor shall, until paid or delivered to the Administrative Agent, be held in trust for the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, as security for the payment and performance in full of all of the Obligations.
     4.2. Cash Collateral Account. All sums of money that are delivered to the Administrative Agent pursuant to this Section 4 shall be deposited into (as security for the payment and performance in full of all of the Obligations) an interest bearing account with the Administrative Agent or, if the Administrative Agent is not the depositary bank, to an interest bearing account in the name of the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, as customer with a depositary bank satisfactory to the Administrative Agent (any such account, whether maintained with the Administrative Agent or in the Administrative Agent’s name as customer being herein referred to as the “Cash Collateral Account”). Some or all of the funds from time to time in the Cash Collateral Account may be invested in time deposits, including, without limitation, certificates of deposit issued by the Administrative Agent (such certificates of deposit or other time deposits being hereinafter referred to, collectively, as “Time Deposits”), that are satisfactory to the Administrative Agent after consultation with the applicable Pledgor, provided, that, in each such case, arrangements satisfactory to the Administrative Agent are made and are in place to perfect and to insure the first priority of the Administrative Agent’s security interest therein. Interest earned on the Cash Collateral Account and on the Time Deposits, and the principal of the Time Deposits at maturity that is not invested in new Time Deposits, shall be deposited in the Cash Collateral Account. The Cash Collateral Account, all sums from time to time standing to the credit of the Cash Collateral Account, any and all Time Deposits, any and all instruments or other writings evidencing Time Deposits and any and all proceeds or any thereof are hereinafter referred to as the “Cash Collateral.”
     4.3. Pledgors’ Rights to Cash Collateral, etc. Except as otherwise expressly provided in Section 18, no Pledgor shall have the right to withdraw sums from the Cash Collateral Account, to receive any of the Cash Collateral or to require the Administrative Agent to part with the Administrative Agent’s possession of any instruments or other writings evidencing any Time Deposits.
     5. Warranty of Title; Authority. Each Pledgor hereby represents and warrants that: (a) such Pledgor has good and marketable title to, and is the sole record and beneficial owner of, the Securities described in Section 1, subject to no pledges, liens, security interests, charges, options, restrictions or other encumbrances except the pledge and security interest created by this Agreement, (b) with respect to Subsidiaries which are partnerships and limited liability companies, such Pledgor is a duly constituted partner or member, as the case may be, of such partnership or limited liability company, as the case may be, pursuant to the partnership agreement or operating agreement, as the case may be, of such Subsidiary, (c) all of the Securities described in Section 1 are validly issued, fully paid and non-assessable (or the foreign equivalent thereof, as applicable), (d) such Pledgor has full corporate, limited liability company or other necessary power, authority and legal right to execute, deliver and perform its obligations under this Agreement and to pledge and grant a security interest in all of the Securities Collateral pursuant to this Agreement, and the execution, delivery and performance hereof and the pledge of and granting and enforcement (where applicable) of a security interest in the Securities Collateral hereunder have been duly authorized by all necessary corporate, limited liability company or other action and do not contravene any law, rule or regulation or any provision of such Pledgor’s charter documents, operating agreement, partnership agreement, by-laws or other governing document or of any judgment, decree or order of any tribunal or of any agreement or instrument to which such Pledgor is a party or by which it or any of its property is bound or affected or constitute a default thereunder, (e) the information set forth in Annex A hereto relating to the Securities is true, correct and complete in all respects and (f) such Pledgor has no obligation to make any contribution, capital call or other payment to any Subsidiary with respect to the Securities. Each Pledgor further makes each of the representations and warranties applicable to it under the Credit Agreement and each other Loan Document, and each such representation and warranty is hereby incorporated herein by reference and made a part hereof. Each Pledgor covenants that it will defend the rights of the Lenders and the Administrative Agent and security interest of the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, in such Securities against the claims and demands of all other persons whomsoever. Each Pledgor further covenants that it will have the like title to and right to pledge and grant a security interest in the Securities Collateral hereafter pledged or in which a security interest is granted to the Administrative Agent hereunder and will likewise defend the rights, pledge and security interest thereof and therein of the Lenders and the Administrative Agent.
     6. Loan Document Terms. Each Pledgor shall at all times comply with the covenants and other obligations, including the Obligations, applicable to it under the Credit Agreement and each other Loan Document, and each such covenant and other obligation is hereby incorporated herein by reference and made a part hereof.
     7. Dividends, Voting, etc., Prior to Maturity. So long as no Event of Default shall have occurred and be continuing, each Pledgor shall be entitled to receive all sums of money and property, except for additional Securities, paid or distributed in respect of the Securities, whether as a dividend or upon a liquidation, dissolution, recapitalization or reclassification or otherwise in respect of the Securities, to vote the Securities (subject to the last sentence of this paragraph) and to give consents, waivers and ratifications in respect of the Securities; provided, however, that no vote shall be cast or consent, waiver or ratification given by such Pledgor if the effect thereof could reasonably be expected to impair any of the Securities Collateral or be inconsistent with or result in any violation of any of the provisions of the Credit Agreement, the Notes or any of the other Loan Documents. All such rights of such Pledgor to receive sums of money and property, except for additional Securities, paid or distributed in respect of the Securities shall cease in case an Event of Default shall have occurred and be continuing. All such rights of such Pledgor to vote and give consents, waivers and ratifications with respect to the Securities shall, at the Administrative Agent’s option, as evidenced by the Administrative Agent’s notifying such Pledgor of such election, cease in case an Event of Default shall have occurred and be continuing.
     8. Remedies.
     8.1. In General. If an Event of Default shall have occurred and be continuing, the Administrative Agent shall thereafter have the following rights and remedies (to the extent permitted by applicable law) in addition to the rights and remedies of a secured party under the UCC and any other applicable law (including under the Securities Act of 1933, as amended (the “Securities Act”) (or the foreign law equivalent thereof)), all such rights and remedies being cumulative, not exclusive, and enforceable alternatively, successively or concurrently, at such time or times as the Administrative Agent deems expedient:
     (a) if the Administrative Agent so elects and gives notice of such election to the Pledgors, the Administrative Agent may exercise any management or voting rights relating to the Securities (whether or not the same shall have been transferred into its name or the name of its nominee or nominees) for any lawful purpose, including, without limitation, if the Administrative Agent so elects, for the liquidation of the assets of the issuer thereof or for the amendment or modification of any of the charter, by-laws, operating agreements, partnership agreements, memorandum and articles of association or other governing documents, and give all consents, waivers and ratifications in respect of the Securities and otherwise act with respect thereto as though it were the outright owner thereof (each Pledgor hereby irrevocably constituting and appointing the Administrative Agent its proxy and attorney-in-fact, with full power of substitution, to do so);
     (b) the Administrative Agent may demand, sue for, collect or make any compromise or settlement the Administrative Agent deems suitable in respect of any Securities Collateral;
     (c) the Administrative Agent may sell, resell, assign and deliver, or otherwise dispose of any or all of the Securities Collateral, for cash or credit or both and upon such terms at such place or places, at such time or times and to such entities or other persons as the Administrative Agent thinks expedient, all without demand for performance by such Pledgor or any notice or advertisement whatsoever except as expressly provided herein or as may otherwise be required by law;
     (d) the Administrative Agent may cause all or any part of the Securities held by it to be transferred into its name or the name of its nominee or nominees or to cause such Securities to be registered under the Securities Act or any other applicable law; and

     (e) the Administrative Agent may set off against the Obligations any and all sums deposited with it or held by it, including without limitation, any sums standing to the credit of the Cash Collateral Account and any Time Deposits issued by the Administrative Agent.
     8.2. Sale of Securities Collateral. In the event of any sale or other disposition of the Securities Collateral as provided in clause (c) of Section 8.1, and to the extent that any notice thereof is required to be given by law, the Administrative Agent shall give to Pledgors at least ten (10) days prior authenticated notice of the time and place of any public sale or other disposition of the Securities Collateral or of the time after which any private sale or any other intended disposition is to be made. Each Pledgor hereby acknowledges that ten (10) days prior authenticated notice of such sale or other disposition or sales or other dispositions shall be reasonable notice. The Administrative Agent may enforce its rights hereunder without any other notice and without compliance with any other condition precedent now or hereunder imposed by statute, rule of law or otherwise (all of which are hereby expressly waived by Pledgors, to the fullest extent permitted by law). The Administrative Agent may buy or otherwise acquire any part or all of the Securities Collateral at any public sale or other disposition and if any part or all of the Securities Collateral is of a type customarily sold or otherwise disposed of in a recognized market or is of the type which is the subject of widely-distributed standard price quotations, the Administrative Agent may buy or otherwise acquire at private sale or other disposition and may make payments thereof by any means. The Administrative Agent may apply the cash proceeds actually received from any sale or other disposition to the reasonable expenses of retaking, holding, preparing for sale, selling and the like, to reasonable attorneys’ fees, travel and all other expenses which may be incurred by the Administrative Agent or any Lender in attempting to collect the Obligations or to enforce this Agreement or in the prosecution or defense of any action or proceeding related to the subject matter of this Agreement, and then to the Obligations pursuant to Section 7.2 of the Credit Agreement. Only after such applications, and after payment by the Administrative Agent of any amount required by §9-608(a)(1)(C) or §9-615(a)(3) of the UCC, need the Administrative Agent account to Pledgors for any surplus.
     8.3. [Intentionally Omitted.]
     8.4. Private Sales. Each Pledgor recognizes that the Administrative Agent may be unable to effect a public sale or other disposition of the Securities by reason of certain prohibitions contained in the Securities Act, federal banking laws, and other applicable laws, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers. Each Pledgor agrees that any such private sales may be at prices and other terms less favorable to the seller than if sold at public sales and that such private sales shall not by reason thereof be deemed not to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the

Securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act, or such other federal banking or other applicable laws, even if the issuer would agree to do so. Any such sale of all or a portion of the Securities Collateral may be for cash or on credit or for future delivery and may be conducted at a private sale where the Administrative Agent or any other person or entity may be the purchaser of all or part of the Securities Collateral so sold. Subject to the foregoing, the Administrative Agent agrees that any sale of the Securities shall be made in a commercially reasonable manner, and each Pledgor agrees to use its best efforts to cause the issuer or issuers of the Securities contemplated to be sold, to execute and deliver, and cause the directors (or other analogous persons) and officers of such issuer to execute and deliver, all at such Pledgor’s expense, all such instruments and documents, and to do or cause to be done all such other acts and things as may be necessary or, in the reasonable opinion of the Administrative Agent, advisable to exempt such Securities from registration under the provisions of the Securities Act (or the foreign law equivalent thereof), and to make all amendments to such instruments and documents which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act (or the foreign law equivalent thereof) and the rules and regulations of the Securities and Exchange Commission (or the foreign law equivalent thereof) applicable thereto. Each Pledgor further agrees to use its best efforts to cause such issuer or issuers to comply with the provisions of the securities or “Blue Sky” laws of any jurisdiction which the Administrative Agent shall designate and, if required, to cause such issuer or issuers to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act (or the foreign law equivalent thereof).
     8.5. Pledgors’ Agreements, etc. Each Pledgor further agrees to do or cause to be done all such other acts and things as may be reasonably necessary on the part of such Pledgor or with respect to the issuer of the Securities to make any sales of any portion or all of the Securities pursuant to this Section 8 valid and binding and in compliance with any and all applicable laws (including, without limitation, the Securities Act, the Securities Exchange Act of 1934, as amended, the rules and regulations of the Securities and Exchange Commission applicable thereto, all applicable state securities or “Blue Sky” laws and, in respect of each of the foregoing, the foreign law equivalent thereof), regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at such Pledgor’s expense. Each Pledgor further acknowledges its obligation for payment of any deficiency remaining beyond the amount of the sale price of the Securities Collateral, or any of them, less any payment or expenses incurred by the Administrative Agent or any Lender in connection with such sale, and each Pledgor will promptly pay the amount of any such deficiency to the Administrative Agent. Nothing contained in this Agreement shall be construed to require the Administrative Agent to take any action with respect to the Securities

Collateral, whether by way of foreclosure or otherwise and except as required by the applicable partnership agreement or operating agreement, in order to permit the Administrative Agent to become a substitute partner or member of the Subsidiaries, as the case may be, under the applicable partnership agreement or operating agreement. Each Pledgor further agrees that a breach of any of the covenants contained in this Section 8 will cause irreparable injury to the Administrative Agent and the Lenders, that the Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 8 shall be specifically enforceable against such Pledgor by the Administrative Agent and such Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants to the extent it lawfully may.
     9. Marshalling. None of the Administrative Agent nor any Lender shall be required to marshal any present or future collateral security for (including but not limited to this Agreement and the Securities Collateral), or other assurances of payment of, the Obligations or any of them, or to resort to such collateral security or other assurances of payment in any particular order. All of the Administrative Agent’s rights hereunder and of the Lenders and the Administrative Agent in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, each Pledgor hereby agrees that it will not invoke any law relating to the marshalling of collateral that might cause delay in or impede the enforcement of the Administrative Agent’s rights under this Agreement or under any other instrument evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and to the extent that it lawfully may such Pledgor hereby irrevocably waives the benefits of all such laws.
     10. Pledgors’ Obligations Not Affected. The obligations of each Pledgor hereunder shall remain in full force and effect without regard to, and shall not be impaired by (a) any exercise or nonexercise, or any waiver, by the Administrative Agent or any Lender of any right, remedy, power or privilege under or in respect of any of the Obligations or any security thereof (including this Agreement); (b) any amendment to or modification of the Credit Agreement, any Note, the other Loan Documents or any of the Obligations; (c) any amendment to or modification of any instrument (other than this Agreement) securing any of the Obligations, including, without limitation, any of the Collateral Documents; or (d) the taking of additional security for, or any other assurances of payment of, any of the Obligations or the release or discharge or termination of any security or other assurances of payment or performance for any of the Obligations; whether or not such Pledgor shall have notice or knowledge of any of the foregoing, such Pledgor hereby generally waiving all suretyship defenses to the extent applicable. Under no circumstances shall the Administrative Agent, any of the Lenders or any holder of any of the Obligations as such be deemed to be a shareholder, member, partner or other equity holder of any of the Subsidiaries by virtue of the provisions of this Agreement unless expressly agreed to in writing by the Administrative Agent or such Lender or such holder.
     11. Transfer, etc., by Pledgors. Except as expressly permitted under the Credit Agreement, without the prior written consent of the Administrative Agent, no Pledgor will sell, assign, transfer or otherwise dispose of, grant any option with respect to, or pledge or grant any security interest in or otherwise encumber or restrict any of the Securities Collateral or any interest therein, except for the pledge thereof and security interest therein provided for in this Agreement.
     12. Further Assurances. Each Pledgor will do all such acts, and will furnish to the Administrative Agent all such financing statements, certificates, legal opinions and other documents and will obtain all such governmental consents and corporate and other company approvals and will do or cause to be done all such other things as the Administrative Agent may reasonably request from time to time in order to give full effect to this Agreement and to secure the rights of the Lenders and the Administrative Agent hereunder, all without any cost or expense to any Administrative Agent or any Lender. Each Pledgor hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction (or the foreign law equivalent thereof) any initial financing statements and amendments thereto that (a) indicate the Collateral as the Securities Collateral or words of similar effect, or as being of equal or lesser scope or in greater detail, and (b) contain any other information required by part 5 of Article 9 of the Uniform Commercial Code of the jurisdiction of the filing office for the sufficiency or filing office acceptance of any financing statement or amendment or any other applicable law, including whether such Pledgor is an organization, the type of organization and any organization identification number issued to such Pledgor. Each Pledgor agrees to furnish any such information to the Administrative Agent promptly upon request. Each Pledgor also ratifies its authorization for the Administrative Agent to have filed in any Uniform Commercial Code jurisdiction (or the foreign law equivalent thereof) any like initial financing statements or amendments thereto if filed prior to the date hereof. Each Pledgor will not permit to be effected any amendment of its Organization Documents that would impair in any respects any right, remedy, or benefit of the Administrative Agent and Lenders hereunder, provided that copies of any such amendment shall promptly (but in any event within three (3) Business Days after execution thereof, and to the extent applicable, certified copies thereof)) be delivered to the Administrative Agent.
     13. Administrative Agent’s Exoneration. Under no circumstances shall the Administrative Agent be deemed to assume any responsibility for or obligation or duty with respect to any part or all of the Securities Collateral of any nature or kind or any matter or proceedings arising out of or relating thereto, other than (a) to exercise reasonable care in the physical custody of the Securities Collateral and (b) after a Default or an Event of Default shall have occurred and be continuing to act in a commercially reasonable manner. Neither the Administrative Agent nor any Lender shall be required to take any action of any kind to collect, preserve or protect its or any Pledgor’s rights in the Securities Collateral or against other parties thereto. The Administrative Agent’s prior recourse to any part or all of the Securities Collateral shall not constitute a condition of any demand, suit or proceeding for payment or collection of any of the Obligations. This Agreement constitutes a pledge of the Securities Collateral and any other applicable collateral hereunder only, and not an assignment of any duties or obligations of Pledgors with respect thereto, and by its acceptance hereof and whether or not the Administrative Agent shall have exercised any of its rights or remedies hereunder, none of the Administrative Agent or the Lenders undertakes to perform or discharge, and none of the Administrative Agent or the Lenders shall be responsible or liable for the performance or discharge of any such duties or responsibilities, including, without limitation, for any capital calls. Each Pledgor agrees that, notwithstanding the exercise by the Administrative Agent of any of its rights hereunder, such Pledgor shall remain liable nonetheless for the full and prompt performance of all of such Pledgor’s obligations and liabilities under any operating agreement, limited partnership agreement, or similar document evidencing or governing any units of membership interest or limited partnership interest in any limited liability company or limited partnership included in the Securities Collateral. Under no circumstances shall the Administrative Agent, any of the Lenders or any holder of any of the Obligations as such be deemed to be a member, limited partner, or other equity owner of any of the Subsidiaries by virtue of the provisions of this Agreement unless expressly agreed to in writing by the Administrative Agent or such Lender or holder. Without limiting the generality of the foregoing, none of the Administrative Agent or the Lenders shall have any fiduciary duty as such to Pledgors or any other equity owner of any of their Subsidiaries by reason of this Agreement, whether by virtue of the security interests and liens hereunder, or any enforcement action in respect of such security interests and liens, unless and until the Administrative Agent or such Lender is actually admitted to the applicable Subsidiary as a substitute member or substitute equity owner thereof after exercising enforcement rights under part 6 of Article 9 of the Uniform Commercial Code in effect in the applicable jurisdiction, under any applicable law or otherwise.
     14. Amendments, etc. No amendment to or waiver of any provision of this Agreement, nor consent to any departure by any Pledgor herefrom, shall in any event be effective unless the same shall be made in accordance with Section 9.2(b) of the Credit Agreement and with the consent of the Administrative Agent and the applicable Pledgor, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No act, failure or delay by the Administrative Agent shall constitute a waiver of its rights and remedies hereunder or otherwise. No single or partial waiver by the Administrative Agent of any default or right or remedy that it may have shall operate as a waiver of any other default, right or remedy or of the same default, right or remedy on a future occasion.
     15. Pledgor Waiver. Each Pledgor hereby waives promptness, diligence, presentment, demand, protest, notice of acceptance, notice of any Obligations incurred and any other notice with respect to any of the Obligations and this Agreement and any requirement that any Lender protect, secure, perfect or insure any Lien, or any property subject thereto, or exhaust any right or take any action against any Loan Party or any other Person (including any other guarantor) or any collateral securing the Obligations, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, and all surety defenses generally.
     16. Registration and Filing. Each Pledgor (a) has caused each Subsidiary of such Pledgor to duly register the security interests granted hereby on the respective books of such Subsidiary and has furnished the Administrative Agent with evidence thereof, (b) has duly executed and caused any financing statements to be filed with respect to the Securities Collateral in such a manner and in such places as may be required by law in order to fully protect the rights of the Administrative Agent and the Lenders hereunder, and (c) will cause any financing statements with respect to the Securities Collateral at all times to be kept recorded and filed at each of the respective Subsidiaries’ expense in such a manner and in such places as may be required by law in order to fully perfect the interests and protect the rights of the Administrative Agent and the Lenders hereunder.
     17. Notice, etc. All notices, requests and other communications hereunder shall be made in the manner set forth in Section 9.1 of the Credit Agreement.
     18. Termination. Upon final payment and performance in full in cash of the Obligations, the termination of all lending and other credit commitments of the Administrative Agent and the Lenders in respect thereof (including all outstanding Letters of Credit), and the termination of the Credit Agreement and the other Loan Documents, this Agreement shall terminate and the Administrative Agent shall, at Pledgors’ request and expense, return such Securities Collateral in the possession or control of the Administrative Agent as has not theretofore been disposed of pursuant to the provisions hereof.
     19. Overdue Amounts. Until paid, all amounts due and payable by Pledgors hereunder shall be a debt secured by the Securities Collateral and shall bear, whether before or after judgment, interest at the rate of interest for overdue principal set forth in the Credit Agreement.
     20. Inconsistencies With Credit Agreement. In the event that any terms hereof are inconsistent with the terms of the Credit Agreement, the terms of the Credit Agreement shall control solely to the extent of any such conflict.
     21. Governing Law; Entire Agreement. THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE §§ 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.
     22. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY

COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, ANY OTHER LENDER OR ANY PLEDGOR IN CONNECTION HEREWITH MAY BE BROUGHT AND MAINTAINED IN THE SUPREME COURT OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF; PROVIDED, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH SECURITIES COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH PLEDGOR IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTCIES IN SECTION 9.1 OF THE CREDIT AGREEMENT. EACH PLEDGOR HEREBY EXPRESSLY, UNCONDITIONALLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EXCEPT AS PROHIBITED BY LAW, EACH PLEDGOR HEREBY WAIVES ANY RIGHT SUCH PERSON MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. TO THE EXTENT ANY PLEDGOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH PLEDGOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.
     23. Waiver of Jury Trial; Certain Damages. EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECLTY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT, OR OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER

LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     24. Additional Pledgors. The Borrower and Subsidiaries of the Borrower (“Additional Pledgors”) may hereafter become parties to this Agreement by executing a counterpart hereof, and there shall be no need to re-execute, amend or restate this Agreement in connection therewith. Upon such execution and delivery by any Additional Pledgor, such Additional Pledgor shall be deemed to have made the representations and warranties set forth in Sections 5 and 6 hereof, and shall be bound by all of the terms, covenants and conditions hereof to the same extent as if such Additional Pledgor had executed this Agreement as of the Effective Date, and the Administrative Agent, for itself and the benefit of the Lenders, shall be entitled to all of the benefits of such Additional Pledgor’s obligations hereunder.
     25. Headings. The various headings used in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof.
     26. Execution in Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.
     27. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.
     28. Miscellaneous. This Agreement and all rights and obligations hereunder shall be binding upon each Pledgor and its respective successors and assigns, and shall inure to the benefit of the Administrative Agent and the Lenders and their respective successors and assigns. Each Pledgor acknowledges receipt of a copy of this Agreement.
[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, intending to be legally bound, each Pledgor and the Administrative Agent have caused this Agreement to be executed as of the date first above written.

[ ]
By:
Name:
Title:

CERTIFICATE OF ACKNOWLEDGMENT FOR PLEDGORS

COMMONWEALTH OR STATE OF	)
	)	ss.
COUNTY OF	)
     On this ___day of                     , 20___, before me, the undersigned notary public, personally appeared                     , proved to me through satisfactory evidence of identification, which were                                         , to be the person whose name is signed on the preceding or attached document, and acknowledged to me that (he)(she) signed it voluntarily for its stated purpose (as ___for                     , a                     ).

(official signature and seal of notary)

My commission expires:

JP MORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent
By:
Name:
Title:

     The undersigned Subsidiaries hereby join in the above Agreement for the sole purpose of consenting to and being bound by the provisions of Sections 4.1, 7 and 8 hereof, the undersigned hereby agreeing to cooperate fully and in good faith with the Administrative Agent and Pledgors in carrying out such provisions.

[ ]
By:
Name:
Title:

ANNEX A TO PLEDGE AGREEMENT
None of the issuers has any authorized, issued or outstanding shares of its capital stock, membership interests, partnership interests or other equity interests of any class or any commitments to issue any shares of its capital stock, membership interests, partnership interests or other equity interests of any class or any securities convertible into or exchangeable for any shares of its capital stock, membership interests, partnership interests or other equity interests of any class except as otherwise stated in this Annex A.

			Number	Number	Number
			of	of	of	Par or
	Record	Class of	Authorized	Issued	Outstanding	Liquidation
Issuer	Owner	Shares	Shares	Shares	Shares	Value

Record
Issuer	Owner	Interest	Percentage Interest